Exhibit 10.1.7

CONSENT AGREEMENT
TO
LOAN AND SECURITY AGREEMENT

          THIS CONSENT AGREEMENT TO LOAN AND SECURITY AGREEMENT (this “Consent”) dated as of March 12, 2010 is by and among EXAMWORKS, INC., a Delaware corporation (“Parent”), SOUTHWEST MEDICAL EXAMINATION SERVICES, INC., a Texas corporation, THE RICWEL CORPORATION, an Ohio corporation, CFO MEDICAL SERVICES, LLC, a New Jersey limited liability company, DIAGNOSTIC IMAGING INSTITUTE, INC., a Texas corporation, RICWEL OF WEST VIRGINIA, LLC, a West Virginia limited liability company, PACIFIC BILLING SERVICES, INC., a Texas corporation, SET-ASIDE SOLUTIONS, LLC, a Delaware limited liability company, MARQUIS MEDICAL ADMINISTRATORS, INC., a New York corporation, IME SOFTWARE SOLUTIONS, LLC, a Michigan limited liability company, FLORIDA MEDICAL SPECIALISTS, INC., a New Jersey corporation, EXAMWORKS EVALUATIONS OF NEW YORK, LLC, a New York limited liability company, and the subsidiaries of Parent that may from time to time hereafter become parties hereto and the Loan Agreement (the foregoing, together with Parent, individually, “Borrower” and collectively, “Borrowers”), FIFTH THIRD BANK, an Ohio banking corporation in its capacity as administrative agent for Lenders identified below (together with its successors and assigns, “Administrative Agent”), and FIFTH THIRD BANK, in its individual capacity, and BANK OF AMERICA, N.A. (collectively, “Lenders”).

RECITALS:

          WHEREAS, Borrowers, Administrative Agent and Lenders are parties to that certain Loan and Security Agreement dated as of December 18, 2009, as amended pursuant to certain consents and amendments among the parties hereto (as the same may be further amended, supplemented or modified from time to time, collectively with all such consents and amendments, the “Loan Agreement”); all capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement; and

          WHEREAS, Borrower requests Administrative Agent to consent to certain matters as provided herein, and Borrower, Administrative Agent and Lenders desire to amend certain provisions of the Loan Agreement, in each case in accordance with, and subject to, the terms and conditions set forth herein.

          NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (intending to be legally bound) hereby agree as follows:

          1.          Consent. Subject to the terms and conditions set forth in this Consent, and notwithstanding anything in the Financing Agreements to the contrary, from and after the Consent Effective Date, Administrative Agent and Lenders consent to (a) the issuance by Parent of a minimum of 146,627 and a maximum of 1,054,837 shares) of Series A Convertible Preferred Stock of Parent (the “Preferred Stock”), on the terms and conditions described in that certain Confidential Private Placement Memorandum, dated February 22, 2010 and the First Supplement dated March 10, 2010, each in the form attached hereto as Exhibit A (collectively, the “PPM”), and (b) notwithstanding Section 9.15 of the Loan Agreement, (i) the amendment of Parent’s Certificate of Incorporation to add the Certificate of Designation with respect to the Preferred Stock in the form attached hereto as Exhibit B (the “Certificate of Designation”), (ii) the amendment of Parent’s shareholders agreement in the form attached hereto as Exhibit C (the “Shareholders Agreement Amendment”) and (iii) the entering into by Parent of an investor rights agreement with purchasers of the Preferred Stock in the form attached hereto as Exhibit D (the “Investor Rights Agreement”).

          2.         Amendments to Loan Agreement. Subject to the terms and conditions contained herein, the parties hereto hereby amend the Loan Agreement as follows:

a. Section 1.1 of the Loan Agreement is hereby amended as follows:

i. the definition of “Change of Control” therein is hereby amended by changing the reference to “thirty-five percent (35%)” in clause (i) thereof to “twenty-five percent (25%)”.

                          ii.          the definition of “Consolidated Net Income” therein is hereby amended by adding the following immediately prior to the period at the end of such definition: “; provided, however, that for the avoidance of doubt the penalty payments described Section 2.1 of the Investor Rights Agreement shall be treated as expenses for purposes of calculating net income or net loss.”

b. Section 1.1 of the Loan Agreement is hereby further amended by adding the following new defined terms in alphabetical order:

”Consent Effective Date” means March 12, 2010.

”Investor Rights Agreement” means that certain investor rights agreement in the form attached as Exhibit D to the Consent to be entered into by Parent with the purchasers of the Preferred Stock.

”Preferred Stock” means the Series A Convertible Preferred Stock of Parent.

c. Section 7.1 of the Loan Agreement is hereby amended by changing the reference to “thirty-five percent (35%)” in the fourth sentence thereof to “twenty-five percent (25%)”.

            d.           Section 9.9 of the Loan Agreement is hereby amended by deleting the word “and” immediately prior to clause (iii) therein and by adding the following immediately prior to the period at the end of such section: “and (iv) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and Borrower is in compliance with the financial covenants set forth in Section 9.12 both immediately before and will be in compliance therewith after any such contemplated action, Borrower will be permitted to pay the penalty payments described in Section 2.1 of the Investor Rights Agreement in cash.”

          3.         No Other Consents or Amendments. Notwithstanding the consent and amendments set forth in Sections 1 and 2 hereof, Ultimate Parent and Borrowers acknowledge and expressly agree that this Consent is limited to the extent expressly set forth herein and shall not constitute a modification or further amendment of the Loan Agreement or any other Financing Agreements or a course of dealing at variance with the terms of the Loan Agreement or any other Financing Agreements (other than as expressly set forth in this Consent).

          4.         Representations and Warranties. Ultimate Parent and each of Borrowers hereby represent and warrant to and in favor of the Administrative Agent and Lenders, which representations and warranties shall survive the execution and delivery hereof, as follows:

                      a.           Each representation and warranty set forth in Section 7 of the Loan Agreement is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby;

                      b.           Ultimate Parent and each of Borrowers has the company power and authority (i) to enter into this Consent and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

                      c.           This Consent has been duly authorized, validly executed and delivered by one or more Duly Authorized Officers of Ultimate Parent and each of Borrowers, and each of this Consent and the Loan Agreement constitutes the legal, valid and binding obligations of Borrowers (and each of this Consent and the Financing Agreements to which Ultimate Parent is a party constitutes the legal, valid and binding obligations of Ultimate Parent), enforceable against Borrowers and Ultimate Parent, respectively, in accordance with their respective terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of Ultimate Parent or such Borrower);

                      d.           The execution and delivery of this Consent and performance by the Ultimate Parent and each of Borrowers under this Consent, the Loan Agreement and each of the other Financing Agreements to which each is a party do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over Ultimate Parent or any Borrower which has not already been obtained, nor be in contravention of or in conflict with the organizational documents of Ultimate Parent and each of Borrowers, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which Ultimate Parent or any Borrower is party or by which Ultimate Parent’s or any Borrower’s assets or properties are bound;

                      e.            No Default or Event of Default exists both before and after giving effect to this Consent, and no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect; and

                      f.            The PPM, the Certificate of Designation, the Shareholders Agreement Amendment and the Investor Rights Agreement, in the forms attached hereto as exhibits, are true, correct and complete and have not been amended or modified in any respect.

          5.         Conditions Precedent to Effectiveness of this Consent. The consent contained in Section 1 of this Consent shall become effective on the date hereof subject to:

                      a.            all of the representations and warranties of the Ultimate Parent and Borrowers under Section 4 hereof, which are made as of the date hereof, being true and correct in all material respects;

                      b.            receipt by Administrative Agent of duly executed signature pages to this Consent from the Ultimate Parent, each of Borrowers and Lenders;

                      c.            receipt by Administrative Agent of such duly executed and delivered resolutions, certified Organization Documents, good standing certificates, secretary’s certificate, and such other related certificates and documents (if any), reasonably required by Administrative Agent in connection with this Consent;

                      d.            receipt by Administrative Agent of true, correct and complete and duly executed copies of (or, to the extent the same are not executable documents or will not be executed until the closing of the sale of the Preferred Stock, final forms of) (i) the PPM, (ii) the Certificate of Designation, (iii) the Shareholders Agreement Amendment and (iv) the Investor Rights Agreement, and none of such documents shall be amended or modified in any way without the prior written consent of Administrative Agent;

                      e.            receipt by Administrative Agent of the amount of the reasonable fees and out-of-pocket costs and expenses of counsel to Administrative Agent in connection with this Consent and the transactions and documents contemplated hereby pursuant to Section 9 hereof and otherwise due and owing pursuant to the Loan Agreement; and

                      f.            receipt by Administrative Agent of such other assurances, certificates, schedules, exhibits, documents, consents or opinions as Administrative Agent or the Required Lenders reasonably may require.

                      6.            Financing Agreement. This Consent shall constitute a Financing Agreement.

                      7.            Reaffirmation; References to Loan Agreement.

                      a.            Each Borrower and Ultimate Parent acknowledges and agrees that all of their respective obligations and Liabilities under the Loan Agreement, as amended hereby, shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Consent.

                      b.            Upon the effectiveness of this Consent, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Consent.

                      c.            The failure by Administrative Agent, at any time or times hereafter, to require strict performance by any Borrower of any provision or term of the Loan Agreement, this Consent or any of the Financing Agreements shall not waive, affect or diminish any right of Administrative Agent hereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by Administrative Agent of a breach of this Consent or any Event of Default under the Loan Agreement shall not, except as expressly set forth in a writing signed by Administrative Agent (and, if applicable, Required Lenders), suspend, waive or affect any other breach of this Consent or any Event of Default under the Loan Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in this Consent, shall be deemed to have been suspended or waived by Administrative Agent unless such suspension or waiver is (i) in writing and signed by Administrative Agent and (ii) delivered to Parent. In no event shall Administrative Agent’s execution and delivery of this Consent establish a course of dealing among Administrative Agent, Ultimate Parent, Parent or any other Borrower or any other obligor, or in any other way obligate Administrative Agent to hereafter provide any consents or amendments or, if at any time applicable, waivers with respect to the Loan Agreement. The terms and provisions of this Consent shall be limited precisely as written and shall not be deemed (x) to be a consent to any amendment or modification of any other term or condition of the Loan Agreement or of any of the Financing Agreements (except as expressly provided herein); or (y) to prejudice any right or remedy which Administrative Agent may now have under or in connection with the Loan Agreement or any of the Financing Agreements.

                      d.            Except as expressly provided herein, the Loan Agreement and all Financing Agreements shall remain unaltered and in full force and effect and are hereby ratified and confirmed in all respects.

                      8.            Release.

                      a.            In consideration of, among other things, the consents and amendments provided for herein, and for other good and valuable consideration, as of the date hereof, the Ultimate Parent, Parent and each other Borrower (on behalf of themselves and their respective Subsidiaries and Affiliates), their successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under the above, for their past, present and future employees, members, managers, partners, agents, representatives, officers, directors, shareholders and trustees (all collectively, with Ultimate Parent, Parent and each other Borrower, the “Releasing Parties”), do hereby unconditionally and forever remise, satisfy, acquit, release and discharge the Administrative Agent and Lenders and any of their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the Administrative Agent and Lenders would be liable if such persons or entities were found in any way to be liable to any of the Releasing Parties (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, cross-claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, liabilities, damages, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may have heretofore accrued against any or all of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Consent, the Loan Agreement or any other Financing Agreement and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Borrower, Parent and Ultimate Parent acknowledge that Administrative Agent is specifically relying upon the representations, warranties and agreements contained herein and that such representations, warranties and agreements constitute a material inducement to Administrative Agent in entering into this Consent.

                      b.            Each of the Ultimate Parent, Parent and each other Borrower hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it may have as against the Lender Parties under any law, rule or regulation of any jurisdiction that would have the effect of limiting the extent to which a general release extends to claims which a Lender Party or Releasing Party does not know or suspect to exist as of the date hereof. Each of the Ultimate Parent, Parent and each other Borrower hereby acknowledges that the waiver set forth in the prior sentence was separately bargained for and that such waiver is an essential term and condition of this Consent (and without which the consent in Section 1 hereof would not have been given by Administrative Agent and Lenders).

                      9.            Costs, Expenses and Taxes. Without limiting the obligation of Borrowers to reimburse Administrative Agent for all costs, fees, disbursements and expenses incurred by Administrative Agent as specified in the Loan Agreement, as amended by this Consent, each Borrower agrees to pay on demand all costs, fees, disbursements and expenses of Administrative Agent in connection with the preparation, negotiation, revision, execution and delivery of this Consent and the other agreements, instruments and documents contemplated hereby, including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses.

                      10.            Counterparts. This Consent may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                      11.            Governing Law. This Consent shall be deemed to be made pursuant to the laws of the State of Illinois and shall be construed, interpreted, governed performed and enforced in accordance therewith, without regard to conflict of law principles.

                      12.            Severability; Faxes. Any provision of this Consent which is prohibited or unenforceable for any reason shall be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. A signature hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.

                      13.            Successors and Assigns. This Consent shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither Ultimate Parent, Parent nor any Borrower may assign any of its respective rights or obligations under this Consent without the prior written consent of Administrative Agent.

[Remainder of page intentionally blank; signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Consent Agreement to Loan and Security Agreement as of the day and year first above written.

EXAMWORKS, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial Officer

SOUTHWEST MEDICAL EXAMINATION SERVICES, INC.
THE RICWEL CORPORATION
DIAGNOSTIC IMAGING INSTITUTE, INC.
PACIFIC BILLING SERVICES, INC.
MARQUIS MEDICAL ADMINISTRATORS, INC.
FLORIDA MEDICAL SPECIALISTS, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial Officer

CFO MEDICAL SERVICES, LLC
RICWEL OF WEST VIRGINIA, LLC

By:	ExamWorks, Inc., its sole member and manager

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial Officer

SET-ASIDE SOLUTIONS, LLC
IME SOFTWARE SOLUTIONS, LLC
EXAMWORKS EVALUATIONS OF NEW YORK, LLC

By: ExamWorks, Inc., its sole member

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial Officer

EXAMWORKS, INC.
CONSENT AGREEMENT TO LOAN AND SECURITY AGREEMENT

Acknowledged and Agreed:

EXAMWORKS HOLDINGS, LLLP
By: Compass Partners, L.L.C., its General Partner

By:	/s/ Richard E. Perlman
Name: Richard E. Perlman
Its: President

EXAMWORKS, INC.
CONSENT AGREEMENT TO LOAN AND SECURITY AGREEMENT

FIFTH THIRD BANK,
as Administrative Agent and a Lender

By:	/s/ Philip Renwick
Philip Renwick
Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Shawn Janko
Shawn Janko
Senior Vice President

EXAMWORKS, INC.
CONSENT AGREEMENT TO LOAN AND SECURITY AGREEMENT

EXHIBIT A
to Consent Agreement to Loan and Security Agreement

Confidential Private Placement Memorandum, dated February 22, 2010

First Supplement, dated March 10, 2010

(see attached)

Name		No.

Confidential Private Placement Memorandum

EXAMWORKS, INC.

TOTAL OFFERING § UP TO $27,777,758
A MINIMUM OF 146,627 SHARES AND A MAXIMUM OF 814,597 SHARES
OF SERIES A CONVERTIBLE PREFERRED STOCK
AT A PRICE OF $34.10 PER SHARE

          ExamWorks, Inc., a Delaware corporation (the “Company”, “us”, “we”, or “ExamWorks”) is offering for sale (the “Offering”) through Broadband Capital Management LLC, as exclusive placement agent (the “Placement Agent”), up to 814,597 shares of our Series A Convertible Preferred Stock (the “Series A Preferred Stock” or “Shares”). The Series A Preferred Stock are being offered at $34.10 per share of gross proceeds, on a “best efforts minimum/maximum” basis as to a minimum of 146,627 shares of Series A Preferred Stock (approximately $5.0 million in gross proceeds) (the “Minimum Offering”) and a maximum of 814,597 shares of Series A Preferred Stock (approximately $27.8 million in gross proceeds) (the “Maximum Offering”) to “accredited investors” as defined in Rule 501(a) of Regulation D in reliance upon certain exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including Section 4(2) and Regulation D promulgated thereunder, and as permitted in the jurisdictions in which the Securities are to be offered.

          This Offering will terminate on the earlier of the date that all of the Series A Preferred Stock offered hereby are sold, or on April 23, 2010, or such later date as may be determined by the Company, provided such termination date may not be extended past May 24, 2010 (such final termination date, the “Termination Date”). The minimum investment by a prospective investor is $250,000, subject to the right of the Company to accept subscriptions for a lesser amount. The proceeds from this Offering will be placed in a non-interest bearing escrow account established by the Company at SunTrust Bank who will be the Escrow Agent for the Offering. Upon receipt of subscriptions for the Minimum Offering prior to the Termination Date, which may include subscriptions from affiliates of the Company and from the Placement Agent and its affiliates, the Company intends to promptly conduct the initial closing and these escrowed funds will be released to the Company. After receipt of subscriptions for the Minimum Offering and such initial closing, and until the Termination Date, additional closings will be held from time to time. If subscriptions for the Minimum Offering are not received by the Termination Date, the Offering will be terminated and all funds received from Subscribers will be returned, without interest or deduction. We reserve the right to accept or reject any subscription in whole or in part.

          Our securities are not currently publicly traded and there is no current market for our securities. There are no assurances that a market will ever develop for our securities. These are speculative securities, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. See “Risk Factors” beginning on page 14.

          The Series A Preferred Stock has not been approved or disapproved by the Securities and Exchange Commission (“SEC”) or any state securities commission. Neither the SEC nor any state securities commission has passed upon the accuracy or adequacy of this Memorandum. Any representation to the contrary is a criminal offense. These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state, are “restricted” securities under federal and state securities laws and cannot be sold except under certain circumstances.

BROADBAND CAPITAL MANAGEMENT LLC
Placement Agent

The date of this Memorandum is February 22, 2010.

	Offering Price	Commission[1]	Proceeds to Company[2]
Offering Price Per Share	$ 34.10	$ 3.06	$ 31.04
Minimum Offering[3]	$ 4,999,981	$ 449,998.29	$ 4,549,982.71
Maximum Offering[4]	$ 27,777,758	$2,499,998.22	$24,999,982.20

(1)           Includes a cash fee equal to 7% and a non-accountable expense allowance equal to 2% of the funds received by the Company in connection with this Offering. In lieu of receiving such cash fee and expense allowance in cash, the Placement Agent may elect to receive all or a portion of such amounts in shares of Series A Preferred Stock. Does not include a warrant to purchase that number of shares of Common Stock of the Company equal to 9% of the total number of shares of Series A Preferred Stock sold in the Offering (“Placement Agent Warrant”). The Placement Agent Warrant will be issued to the Placement Agent or its designee on the Termination Date based on the number of shares of Series A Preferred Stock sold in the Offering, be exercisable for a five-year period and have an initial exercise price of $34.10 per share.

(2) Before deducting other expenses of the Company in connection with the Offering in an amount of approximately $350,000.
(3) Assumes the Minimum Amount of 146,627 shares of Series A Preferred Stock is sold.
(4) Assumes the Maximum Amount of 814,597 shares of Series A Preferred Stock is sold.

IMPORTANT NOTICE

          This confidential private placement memorandum (this “Memorandum”) has been prepared solely for the benefit of investors interested in the Offering of Series A Preferred Stock of the Company and constitutes an offer to an offeree only if the name of such offeree appears in the appropriate space on the cover hereof. By accepting this Memorandum, the recipient agrees to maintain in strict confidence the contents of this Memorandum and to utilize the information contained herein solely for the purpose of evaluating a potential investment in the Series A Preferred Stock. Any reproduction, distribution or use of this Memorandum for any purpose other than evaluating a potential investment in the Series A Preferred Stock or any disclosure of the contents of this Memorandum, whether in whole or in part, without the prior written consent of the Company is prohibited.

          No offering literature or advertisement in any form may be relied upon in the Offering of the Series A Preferred Stock except for this Memorandum and no person has been authorized to make any representations except those contained herein. This Memorandum does not constitute an offer or solicitation of an offer in any jurisdiction in which such offer or solicitation is not authorized. No representations, warranties or assurances of any kind are made or should be inferred with respect to the economic return, if any, that may accrue to an investor or ExamWorks.

          The terms of the Series A Preferred Stock will be set forth in a certificate of designation which will be filed by the Company with the Delaware Secretary of State (the “Certificate of Designation”) on or before the initial closing of the Offering. In the event that any of the terms, conditions or other provisions of the Certificate of Designation are inconsistent with or contrary to the description or terms in this Memorandum, the Certificate of Designation will govern. The Series A Preferred Stock offered hereby will be sold subject to the provisions of a subscription agreement containing certain representations, warranties, terms and conditions (the “Subscription Agreement”). In addition, prospective investors are required to become party to the Company’s Stockholders’ Agreement, as amended (the “Stockholders’ Agreement”) and an Investor Rights Agreement with respect to the Series A Preferred Stock (the “Investor Rights Agreement”) effective as of the closing of the Offering. Any investment in the Shares offered hereby should be made only after a complete and thorough review of this Memorandum, the Certificate of Designation, the Subscription Agreement, the Stockholders’ Agreement, the Investor Rights Agreement and the other documents attached as exhibits here to.

          A prospective investor, by accepting delivery of this Memorandum, acknowledges and agrees (1) that it is subject to the terms and conditions of the Confidentiality Agreement entered into by it and the Company (2) to keep strictly confidential the contents of this Memorandum and any other materials received in connection with this Offering, and not to disclose such contents to any third party or otherwise use the contents for any purpose other than the potential investor’s own evaluation of an investment in the Shares; (3) not to copy all or any portion of this Memorandum or any such other material; and (4) to return this Memorandum and all such other material to the Company at the address provided herein if (a) the prospective investor does not purchase any Shares, (b) the prospective investor’s subscription is not accepted or (c) this Offering is terminated or withdrawn.

          Prospective investors are not to construe the contents of this Memorandum as legal, tax or business advice. In addition, because of the sophistication of the recipients of this Memorandum, no tax disclosure is included herein. Each investor must rely on the investor’s own examination of the Company and the terms of this Offering, including the merits and risks involved in making an investment in the Shares. Prior to making an investment decision regarding the Series A Preferred Stock, a prospective investor should consult the investor’s own counsel, tax advisor, accountant and other advisers and carefully review and consider this entire Memorandum and the exhibits hereto. See “Risk Factors” for a discussion of certain factors that should be considered in connection with the purchase of the Series A Preferred Stock.

- i -

          An investment in the Series A Preferred Stock is speculative, involves a high degree of risk and significant restrictions on transfer, and should be considered only by sophisticated, accredited investors who are able to bear the economic risks of their investment for an indefinite period of time and who can afford to sustain a total loss of their investment in the Series A Preferred Stock.

          Except as otherwise indicated, this Memorandum speaks as of the date hereof. Neither the delivery of this Memorandum nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company after such date. The Company undertakes to make available to every investor during the course of this Offering and prior to sale, the opportunity to ask questions of, and receive answers from, the Company concerning the Company and the terms and conditions of this Offering and to obtain any appropriate additional information necessary to verify the accuracy of the information contained in this Memorandum. By specifically furnishing you with the information included in and accompanying this Memorandum, we do not seek to imply that such information is the only information relevant to you in determining whether to invest in the Company. Recognizing your knowledge and experience in financial and business matters, it is our understanding that you are fully capable of evaluating the merits and risks of an investment in the Company and determining whether to request any additional information.

          The Company has derived market data and industry information referred to in this Memorandum from various trade publications and industry sources and has not independently verified such data and information. This Memorandum contains summaries, believed by the Company to be accurate, of the Series A Preferred Stock and of certain documents relating to this Offering. Reference is hereby made to the actual documents for complete information concerning the rights and obligations of the parties thereto. All such summaries are qualified in their entirety by this reference. Copies of the documents referred to in this Memorandum that are not attached hereto are available upon request of the Company at the address appearing herein.

          The Company reserves the right, in its sole discretion and for any or no reason whatsoever, to modify, amend and/or withdraw all or a portion of the Offering and/or to accept or reject in whole or in part any prospective investment in the Shares or to allot to any prospective investor less than the amount of the Shares such investor desires to purchase. The Company shall have no liability whatsoever to any offeree and/or investor in the event that either of the foregoing shall occur.

          The Company has retained Broadband Capital Management LLC as the exclusive placement agent (the “Placement Agent”) in connection with this Offering. The Placement Agent has not independently verified any of the information contained herein and makes no representation or warranty as to the accuracy or completeness of this Memorandum and shall have no liability for any representations (expressed or implied) contained in, or for any omissions from, this Memorandum or any other written or oral communications transmitted to the recipient in the course of its evaluation. No person has been authorized, in connection with this Offering, to provide any information or to make any representation other than such as may be contained in this Memorandum, and, if provided or made, such other information or representation must not be relied upon as having been given, made or authorized by the Company.

          All the Shares are offered subject to prior sale, when, as and if issued, subject to the right of the Company to reject any subscription for the Shares, in whole or in part, for any or no reason and subject to any other conditions set forth herein.

- ii -

NASAA UNIFORM LEGEND:

          IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

For residents of all states:

          The Shares offered hereby have not been registered under the Securities Act or the securities laws of certain states and are being offered and sold in reliance on exemptions from the registration requirements of said acts and laws. The Shares are subject to registration on transferability and resale and may not be transferred or resold except as permitted under said acts and laws pursuant to registration or exemption therefrom. The Shares have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of this Offering or the accuracy or adequacy of this Memorandum. Any representation to the contrary is unlawful.

For residents of the state of Florida:

          Each Florida resident who subscribed for the purchase herein has the right, pursuant to Section 517.061(12)(a)(5) of the Florida Securities Act, to withdraw his subscription and receive a full refund of all monies paid, within three (3) business days after the execution of the Subscription Agreement or payment for his investment has been made, whichever is later. Withdrawal will be without any further liability to any person. To accomplish this withdrawal, an investor need only send a letter or telegram to us at our address set forth in this Memorandum indicating his intention to withdraw. Such letter or telegram shall be sent and postmarked prior to the end of the aforementioned third business day. It is prudent to send such letter by certified mail, return receipt requested, to insure that it is received and also to evidence the time when it was mailed.

For residents of the state of New York:

          This Memorandum has not been reviewed by the attorney general prior to its issuance and use. The attorney general of the state of New York has not passed on or endorsed the merits of this Offering. Any representation to the contrary is unlawful. This Memorandum does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made in light of the circumstances under which they were made, not misleading. It contains a fair summary of the material terms and documents purported to be summarized herein.

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NOTICE TO RESIDENTS OF UNITED KINGDOM:

          THIS MEMORANDUM IS DIRECTED ONLY AT PERSONS WHO: (I) ARE OUTSIDE THE UNITED KINGDOM; OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS; OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) TO (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS ETC.”) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTIONS) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS MEMORANDUM MUST NOT BE ACTED UPON OR RELIED UPON BY A PERSON WHO IS NOT A RELEVANT PERSON. AN INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS MEMORANDUM RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. PROSPECTIVE INVESTORS SHOULD BE AWARE, AND BY READING THIS COMMUNICATION, PROSPECTIVE INVESTORS ACKNOWLEDGE THAT THEY ACCEPT, THAT: (A) THE PROTECTIONS CONFERRED BY OR UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “ACT”) WILL NOT APPLY TO ANY UNSOLICITED REAL TIME COMMUNICATION WHICH IS MADE BY OR ON BEHALF OF THE FUND; (B) THE PROTECTIONS CONFERRED BY OR UNDER THE ACT MAY NOT APPLY TO ANY INVESTMENT ACTIVITY THAT MAY BE ENGAGED IN AS A RESULT OF THE COMMUNICATION; AND (C) ANY TRANSACTION RESULTING FROM THE MEMORANDUM WOULD NOT FALL WITHIN THE JURISDICTION OF ANY DISPUTE RESOLUTION SCHEME OR COMPENSATION SCHEME.

NOTICE TO RESIDENTS OF SWITZERLAND:

THIS MEMORANDUM DOES NOT CONSTITUTE A PUBLIC OFFERING PROSPECTUS AS THAT TERM IS UNDERSTOOD PURSUANT TO ARTICLES 652A AND 1156 OF THE SWISS CODE OF OBLIGATIONS (THE “CO”). THE COMPANY HAS NOT APPLIED FOR A LISTING OF THE SECURITIES ON THE SIX SWISS EXCHANGE AND CONSEQUENTLY, THE INFORMATION PRESENTED IN THIS MEMORANDUM DOES NOT NECESSARILY COMPLY WITH THE INFORMATION STANDARD SET OUT IN THE RELEVANT LISTING RULES. THE SECURITIES BEING OFFERED PURSUANT TO THIS MEMORANDUM HAVE NOT BEEN REGISTERED WITH THE SWISS FINANCIAL MARKET SUPERVISORY AUTHORITY FINMA (THE “FINMA”) AS FOREIGN INVESTMENT FUNDS. THE COMPANY IS NOT SUBJECT TO AUTHORIZATION AND SUPERVISION BY THE FINMA. THE SECURITIES MAY NOT BE PUBLICLY OFFERED OR SOLD IN SWITZERLAND. THE SECURITIES MAY BE OFFERED OR SOLD ONLY TO QUALIFIED INVESTORS (AS DEFINED BELOW) IN SWITZERLAND, UNDER CIRCUMSTANCES WHICH WILL NOT RESULT IN THE SECURITIES BEING A PUBLIC OFFERING. INVESTOR ELIGIBILITY IS RESTRICTED TO QUALIFIED INVESTORS PURSUANT TO ART. 10 PARA. 3 OF THE SWISS FEDERAL ACT ON COLLECTIVE INVESTMENT SCHEMES IN CONNECTION WITH ART. 6 OF THE SWISS FEDERAL ORDINANCE ON COLLECTIVE INVESTMENT SCHEMES, I.E.: (A) PRUDENTIALLY REGULATED FINANCIAL INTERMEDIARIES SUCH AS BANKS, SECURITIES DEALERS AND FUND MANAGEMENT COMPANIES; (B) REGULATED INSURANCE INSTITUTIONS; (C) PUBLIC ENTITIES AND RETIREMENT BENEFITS INSTITUTIONS WITH A PROFESSIONAL TREASURY DEPARTMENT; (D) COMPANIES WITH A PROFESSIONAL TREASURY DEPARTMENT; (E) HIGH NET WORTH INDIVIDUALS WHO CONFIRM IN WRITING AT THE TIME OF THE INVESTMENT TO OWN A MINIMUM OF CHF 2 MILLION OF FINANCIAL INVESTMENTS, WHETHER DIRECTLY OR INDIRECTLY; AND (F) INVESTORS WHO HAVE CONCLUDED A WRITTEN DISCRETIONARY MANAGEMENT AGREEMENT WITH A FINANCIAL INTERMEDIARY AS DEFINED UNDER LIT. A) OR WITH AN INDEPENDENT ASSET MANAGER THAT COMPLIES WITH THE REQUIREMENTS BELOW. INVESTORS WITH A WRITTEN ASSET MANAGEMENT AGREEMENT WITH AN INDEPENDENT ASSET MANAGER ARE DEEMED QUALIFIED INVESTORS IF THE ASSET MANAGER, AS FINANCIAL INTERMEDIARY, IS SUBJECT TO THE SWISS FEDERAL ACT ON THE COMBATING OF MONEY LAUNDERING AND TERRORIST FINANCING, THE CODE OF CONDUCT OF AN INDUSTRY ASSOCIATION THAT IS RECOGNIZED BY THE FINMA AS MINIMAL STANDARD AND IF THE ASSET MANAGEMENT AGREEMENT COMPLIES WITH THE RECOGNIZED GUIDELINES OF AN INDUSTRY ASSOCIATION.

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For Residents of Other Foreign Jurisdictions:

          It is the responsibility of any prospective investor to satisfy himself, herself or itself as to the full observance of the laws of any relevant territory outside the United States, in connection with the purchase of any securities from the Company, including obtaining any required governmental or other consents or observing any other applicable formalities.

- v -

FORWARD-LOOKING STATEMENTS

          This Memorandum contains forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). All statements, other than statements of historical facts, included in this Memorandum, including, without limitation, statements regarding business strategy and plans, expectations for future performance and objectives for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof, variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Actual events are difficult to predict and may depend on factors that are beyond the Company’s control. Important factors that could cause actual results to differ materially from expectations (“Cautionary Statements”) are disclosed under “Risk Factors” and elsewhere in this Memorandum. Additionally, other events that were not taken into account may occur and may significantly affect the analysis. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the Cautionary Statements.

ADDITIONAL INFORMATION

          We will endeavor to provide on request additional information regarding the Offering and our business to the extent we possess or can acquire such information without unreasonable effort or expense. You are urged to make such personal investigations, inspections or inquiries as you deem appropriate. Additional information may be obtained from us by writing to Miguel Fernandez de Castro at the Company’s principal executive offices located at 3280 Peachtree Road NE, Suite 2625, Atlanta, GA 30305, or by telephone at (404) 952-2417. You may also contact the Placement Agent by writing to Michael Rapp at Broadband Capital Management, 712 Fifth Avenue, New York, NY 10019 or by telephone at (212) 277-5301.

FINANCIAL INFORMATION

          Except as otherwise specified herein, the pro forma consolidated financial data and summary financial information of the Company presented in this Memorandum are unaudited, and no independent auditors have expressed any opinion or any other form of assurance on such financial information or its accuracy. In addition, the pro forma financial data has not been prepared in accordance with Article II of Regulation S-X of the Securities Act.

          While we believe that the pro forma consolidated financial data and summary financial information included in this Memorandum fairly present in all material respects our financial condition and results of operations for the periods presented, we can give no assurances that all adjustments are final and that all adjustments necessary to present our summary financial information in accordance with generally accepted accounting principles in the United States (“GAAP”) have been identified. Each recipient acknowledges that additional adjustments, recapitalizations or restatements may be required, and that any such action may be material to both our past financial results and our accounting for future periods. For these reasons, the pro forma and summary financial information included in this Memorandum may not be indicative of our financial condition or operating results.

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EXHIBIT A – SUBSCRIPTION AGREEMENT
EXHIBIT B – CONFIDENTIAL INVESTOR QUESTIONNAIRE
EXHIBIT C – INVESTOR RIGHTS AGREEMENT
EXHIBIT D – STOCKHOLDERS’ AGREEMENT AND JOINDER
EXHIBIT E – CERTIFICATE OF DESIGNATION
EXHIBIT F – FINANCIAL STATEMENTS

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SUMMARY

          The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Memorandum, including the information under “Risk Factors,” “Business,” the Subscription Agreement attached as Exhibit A hereto, the Investor Rights Agreement attached as Exhibit C hereto, the Stockholders’ Agreement attached as Exhibit D hereto, the Certificate of Designation attached as Exhibit E hereto and the other agreements and documents referenced herein that are available to prospective investors or their advisors upon request. You should read the entire Memorandum and the Exhibits attached hereto carefully.

THE COMPANY

Overview

          We are a leading nationwide provider of independent medical examination, medical records review and related services. We provide our services to insurance carriers, federal and state agencies, law firms, third-party claim administrators and self-insured parties who need our independent services to confirm the veracity of claims by sick or injured individuals for medical, disability, workers’ compensation and personal injury liability coverage. As such, we are an integral link in our clients’ claims, fraud detection and cost containment processes. We provide our clients the national presence they increasingly demand but with the efficient local service and knowledge they expect. Our size and geographic reach give our clients access to a large and growing panel of over 12,000 qualified physicians and other healthcare professionals and our proprietary information technology infrastructure that has been specifically designed to streamline the complex process of coordinating physician referrals, scheduling appointments, regulatory compliance and client reporting.

          We provide our clients with access to our experienced and highly qualified panel of independent healthcare professionals and, using our proprietary information technology infrastructure, we refer each independent medical examination (“IME”) or record review to the appropriate healthcare professional and arrange the necessary logistical and administrative support. Such support includes scheduling IME appointments, review of medical records, appearances and testifying as an expert witness in legal proceedings and the provision of the timely, professional and compliant reports required by our clients. The services we coordinate for our clients include IMEs, medical records reviews, radiology reviews, peer reviews, and related or ancillary services. We conduct over 125,000 IMEs and records and radiology reviews annually.

          We commenced operations in July 2008 with the acquisition of three IME companies in New York, New Jersey and Texas. As of January 1, 2010, we have acquired eleven other IME businesses including the leading provider of software solutions to the IME industry. Today we provide our services in all 50 states and have pro forma annual revenues of approximately $100 million.

Our Strategy

          Our objective is to become the largest and most trusted independent medical examination and records review company in North America and to enhance our position as our clients’ essential and trusted partner in their claim validation and fraud detection processes. Our principal strategies to meet our objectives are:

Continuing our Acquisition Program. Since July 2008, we have acquired 14 IME businesses thereby creating a national IME company that provides services in all 50 states and have approximately $100 million in pro forma annual revenues. As we continue to gain momentum and validate our business model through the successful integration and operation of our acquisitions, as well as our growing reputation and recognition in the industry, we believe that more potential targets will want to join the ExamWorks’ family. As of the date hereof, we have four signed non-binding letters of intent, representing $36.7 million and $6.4 million in aggregate revenue and normalized EBITDA, respectively, which we expect to close on or before March 31, 2010. There can be no assurance that we will be able to complete these acquisitions on or before March 31, 2010, or at all. In addition, we are actively engaged in various stages of discussions with multiple additional acquisition targets representing in excess of $100 million of aggregate revenue.

Generating Organic Growth and Profitability. We seek to increase our organic growth and profitability by (i) expanding the types of services our acquired businesses offer; (ii) securing national account clients; (iii) setting clear business and financial goals for our employees; and (iv) implementing management tools to track and measure their attainment and appropriately incentivizing our employees.

Creating a Strong Identity for ExamWorks. We have developed and intend to continue to develop strong local, regional and national marketing programs designed to create a strong brand identity for ExamWorks. Our marketing programs emphasize (i) our national footprint; (ii) our ability to serve clients consistently across the country with the full range of IME services without the need for clients to deal with a multitude of providers; (iii) our superior information technology infrastructure; and (iv) our fast and efficient local service and support.

Providing Additional Services. We believe the services we provide are critical to our clients’ claim processing, fraud detection and cost containment efforts. We intend to expand our service offerings to enter complementary areas of cost containment and fraud detection.

Continuing to Develop Best In Class Information Technology Infrastructure. One of our first priorities was to develop the best software solutions to manage our growing business and which allows us to provide our clients with the most efficient and robust management and reporting functionality possible. Our first step to accomplish that goal was to assemble an experienced and proven team of professionals to lead our technology effort. We then acquired IME Software Solutions in July 2009, which developed the leading software solution for the IME industry and is deployed in nearly 80 companies. We are now using our experienced team and industry knowledge to create the next generation of industry leading technology that we would deploy throughout our entire organization. We believe that our technological platform gives us a significant competitive advantage.

*          *          *

          We were incorporated under the laws of Delaware on April 27, 2007. Our executive offices are located at 3280 Peachtree Road NE, Suite 2625, Atlanta, GA 30305. See “Business” for a more detailed description of the Company’s business, strategies, performance and recent developments.

THE OFFERING

          We are offering to sell up to an aggregate of $27,777,758 in Series A Preferred Stock at a purchase price of $34.10 per Share (the “Share Purchase Price”). The Offering of the Shares is being made on a “best efforts minimum/maximum” basis as to a minimum of 146,627 shares of Series A Preferred Stock (the “Minimum Offering”) and a maximum of 814,597 shares of Series A Preferred Stock (the “Maximum Offering”). This means that unless we receive subscriptions that total the Minimum Offering on or before the Termination Date, no Shares will be sold to any investor and this Offering will terminate.

          We have the right to conduct multiple closings of this Offering once we have received commitments for the Minimum Offering from time to time up until the Termination Date. For all Series A Preferred Stock for which proper documentation and funds are delivered, we will close by issuing to those investors the appropriate Shares to which they are entitled. We will have immediate use of those funds at that time.

Terms of the Offering and Shares

          The following table summarizes the terms and conditions of the Series A Preferred Stock offered hereby. Each prospective investor is encouraged to read the form of Certificate of Designation, attached hereto as Exhibit E, which describes the rights, preferences, privileges and limitations of the Series A Preferred Stock, as well as the Investor Rights Agreement attached hereto as Exhibit C, the Stockholders’ Agreement attached hereto as Exhibit D, and the other information contained elsewhere in or included as an exhibit to this Memorandum.

Issuer	ExamWorks, Inc., a Delaware corporation.

Securities Offered	Series A Convertible Preferred Stock

Share Purchase Price	$34.10 per Share

Minimum Subscription per Investor

The minimum number of Shares that an investor may subscribe for is 7,332. The Company may, in its sole discretion, accept a lower subscription amount. Except as required by the securities laws of some states, subscribing investors may not withdraw any subscriptions that have already been accepted.

Aggregate Offering Amount

The Company proposes to offer a maximum of 814,597 Shares (approximately $27.8 million), the Maximum Offering. The Offering will terminate on the earlier of the Termination Date or once we have received commitments to purchase the Maximum Offering. Commitments received after the receipt of commitments for the Maximum Offering will not be accepted (and a single commitment that would cause all commitments to exceed the maximum will be automatically decreased to ensure that all commitments equal the Maximum Offering).

In addition, the Offering is conditioned upon receipt of commitments by prospective investors to purchase an aggregate of at least 146,627 Shares (approximately $5.0 million), the Minimum Offering. Subscriptions from affiliates of the Company and from the Placement Agent and its affiliates may be included in calculating the Minimum Offering. This means that unless we receive commitments that total the Minimum Offering on or before the Termination Date, no Shares will be sold to any investor and the Offering will terminate, unless the offering period is extended by us.

Escrow Account

All subscription funds will be held in a non-interest bearing escrow account with SunTrust Bank, the Escrow Agent, pending the initial closing or, as the case may be, any subsequent closing. No funds shall be released from escrow until the Minimum Offering has been subscribed for and accepted by the Company. If the Minimum Offering is not subscribed for and accepted by the Termination Date, the Offering will be terminated and all funds held in escrow will be returned promptly to the subscribers, in full and without interest or deduction therefrom.

Investor Qualifications

The Shares to be issued in the Offering are available for purchase only by “accredited investors,” as that term is defined in Rule 501(a) of Regulation D promulgated under the “Securities Act. If a prospective investor is a natural person, such investor is an “accredited investor” only if (i) such investor’s individual net worth or joint net worth with such investor’s spouse at the time of the execution of the definitive subscription agreement is in excess of $1,000,000; (ii) such investor had an individual income in excess of $200,000 in each of the two (2) most recent years, or joint income with such investor’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year; or (iii) such investor is a director or an executive officer of the Company. See “Investor Suitability Standards.”

Company Equity Valuation	$100 million on a pre-money basis, taking into account all of the Company’s outstanding securities, including, without limitation, all shares of capital stock and stock options of the Company.

Authorized Capital Stock

The Company is authorized to issue 7,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). Assuming the Minimum Offering is subscribed for, there will be 146,627 shares of Series A Preferred Stock issued and outstanding and 853,373 shares of Preferred Stock authorized and unissued. Assuming the Maximum Offering is subscribed for, there will be 814,597 shares of Series A Preferred Stock issued and outstanding and 185,403 shares of Preferred Stock authorized and unissued. The Placement Agent may elect to receive all or a portion of its cash fee and expense allowance in Series A Preferred Stock, in which case, assuming the Minimum Offering, there will be 159,823 shares of Series A Preferred Stock issued and outstanding and 840,177 shares of Preferred Stock authorized and unissued and, assuming the Maximum Offering, there will be 887,910 shares of Series A Preferred Stock issued and outstanding and 112,090 shares of Preferred Stock authorized and unissued.

As of February 12, 2010, the Company had 2,749,725 shares of Common Stock issued and outstanding (excluding stock options to purchase 338,915 shares of Common Stock previously issued and not exercised or canceled, or which will be issued in connection with certain recent acquisitions and other matters) and no shares of Preferred Stock issued and outstanding. In addition, stock options to purchase 200,000 shares of Common Stock have been reserved for possible issuance to our two most senior executive officers. If and when granted, such stock options will have an exercise price of not less than $34.10 per share and may include terms that provide that all or a portion of such stock options will vest upon the consummation of the Company’s initial public offering of its Common Stock..

Closing Dates; Corporate Account

At any time and from time to time after the Company has received subscriptions for the Minimum Offering, the Company may accept such subscriptions and issue Shares to the applicable prospective investors. The Company will notify each prospective investor of the date of closing of the purchase by such investor of its Shares under its Subscription Agreement.

Use of Proceeds	The Company intends to use the proceeds from the Offering to fund the Company’s acquisition program and for general working capital. See “Use of Proceeds.”

Dividends

Commencing on the Termination Date, holders of the Shares will be entitled to receive, out of any assets legally available therefore, a 12% cumulative dividend compounded annually, payable only upon a Liquidation Event or a Deemed Liquidation Event (each, as defined below) of the Company. In addition, if and to the extent a dividend is declared and to be paid upon shares of Common Stock or any other securities junior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation (“Junior Securities”), the holders of the Shares will be entitled to receive such dividends or distributions on an as- converted basis.

Liquidation Preference

Following the occurrence of any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”), each holder of the Series A Preferred Stock will be entitled to receive, in preference to the holders of shares of Common Stock, an amount equal to the greater of (i) the aggregate purchase price for its Shares, plus any accrued and unpaid dividends and any other dividends declared but unpaid thereon, or (ii) such amount as would have been payable had all outstanding Series A Preferred Stock been converted to shares of Common Stock immediately prior to such event. Thereafter, any remaining assets will be distributed ratably to the holders of Common Stock and Junior Securities, in accordance with their respective terms.

Deemed Liquidation Events

Unless holders of at least 66% of the Series A Preferred Stock elect otherwise, the following will be considered a “Deemed Liquidation Event”: (i) a merger or consolidation (other than one in which stockholders of the Company own a majority by voting power of the outstanding shares of the surviving or acquiring corporation) or (ii) the sale, lease, transfer or other disposition of all or substantially all of the Company’s assets.

The Company shall not have the power to effect a Deemed Liquidation Event referred to in (i) above unless the agreement or plan of merger or consolidation for such transaction provides that holders of the Series A Preferred Stock shall receive the amount payable upon the occurrence of a Liquidation Event. In the event of a Deemed Liquidation Event referred to in (ii) above, if the Company does not dissolve within 90 days, holders of at least 66% of the Series A Preferred Stock will be entitled to cause the Company to redeem all outstanding Series A Preferred Stock at a redemption price equal to the amount payable upon the occurrence of a Liquidation Event, to the extent funds are legally available for the payment thereof.

Voting Rights

Except (i) as provided under “Protective Provisions” below or (ii) as required by law, the holder of a Share will be entitled to that number of votes on all matters presented to the Company’s stockholders equal to the number of shares of Common Stock then issuable upon conversion of such Share. The initial conversion rate will be one to one.

Protective Provisions

At any time when at least 15% of the shares of Series A Preferred Stock issued on or prior to the Termination Date are outstanding, the Company will not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”)) the written consent or affirmative vote of the holders of at least 66% of the outstanding shares of Series A Preferred Stock: (i) amend, alter, or repeal any provision of the Certificate of Incorporation or the Company’s Bylaws, as amended (the “Bylaws”) in a manner adverse to rights of the holders of the Series A Preferred Stock; (ii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Series A Preferred Stock; or (iii) purchase or redeem or pay any dividend on any capital stock prior to the Series A Preferred Stock, subject to certain exceptions.

Optional Conversion	Each Share will be initially convertible into one share of Common Stock at the option of the holder, subject to adjustment.

Mandatory Conversion

Each Share will be automatically converted into Common Stock, at the then applicable conversion rate, in the event of the closing of a firm commitment underwritten public offering on a national securities exchange of Common Stock with a price of two times the Share Purchase Price (subject to adjustments) and aggregate net proceeds to the Company of not less than $40 million (a “Qualified Public Offering”).

Adjustments to Conversion Price

If, at any time during which the Shares are issued and outstanding, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend or other similar event, the number of shares of Common Stock into which the Shares are then convertible shall be proportionately increased, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event, the number of shares of Common Stock into which the Shares are then convertible shall be proportionately decreased. In addition, if the Company issues shares of Common Stock without consideration or for a consideration per share that is less than the then effective conversion price for the Shares, subject to certain exclusions, the conversion price will be adjusted such that a holder of Shares may receive, upon conversion of such Shares, on an weighted average basis, more shares of Common Stock than that holder would have otherwise received.

Redemption Rights

The Company shall have the right during the Redemption Period (as defined below) to redeem all, and not less than all, of the outstanding shares of the Series A Preferred Stock, at a per share price in cash equal to then effective conversion price multiplied by 1.75, upon at least 30 days but no more than 60 days notice to the holders of the Series A Preferred Stock.

“Redemption Period” shall mean any time on and after the third anniversary of the Termination Date and prior to the consummation of a Liquidation Event, Deemed Liquidation Event or Qualified Public Offering.

Restrictions on Transfer

The Shares and the Common Stock into which the Shares are convertible have not been registered under the Securities Act or any applicable state securities laws and may not be offered or sold except pursuant to an effective registration statement or in accordance with an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Investor Rights Agreement

Purchasers of the Series A Preferred Stock and the Company will enter into an Investor Rights Agreement as of the closing of the Offering. Prospective investors should read the information under “Restrictions on Transferability of Securities and Other Rights— Investor Rights Agreement” for a more detailed description of the terms of the Investor Rights Agreement. The Investor Rights Agreement will provide for, among other things, the following:

(1)

Required IPO. Unless there has been a Liquidation Event or a Deemed Liquidation Event, the Company shall be required to file for an underwritten initial public offering of its Common Stock (an “IPO”) within 18 months of the Termination Date and to consummate such IPO within 24 months of such date, subject to certain limited exceptions. For each month (or any pro-rata portion of any month) the Company fails to meet either of these targets, the Company shall pay to the holders of the Shares a cash penalty of 2% of the purchase price paid by such holder solely for such period following the applicable deadline it fails to file for or consummate the IPO, as applicable, payable in arrears at the end of such month (or the pro rata portion thereof). The payment of this penalty is subordinated to the rights of the lenders under our credit facility and may only be paid to the extent that we are not in default under such facility (including with respect to the financial covenants contained therein) and the payment of such penalty would not result in a default under such facility (including with respect to such financial covenants). If as a result of the foregoing, we are unable to make a penalty payment if and when due, such payment will be accrued and we will be required to pay all accrued and unpaid penalty payments as soon as we are permitted to do so in accordance with the Investor Rights Agreement (including Exhibit A thereto).

(2)

Mandatory Registration. In connection with any IPO, the Company shall use its best efforts to include in the registration statement related to such IPO, if requested by the holders of Shares after notice and to the extent other Company stockholders are participating in such IPO as selling stockholders, such number of shares of Common Stock underlying the Shares (the “Registrable Securities”) as is proportionate to shares included on behalf of other selling stockholders, subject to certain cutback rights.

For the avoidance of doubt, “Registrable Securities” shall include all shares of Common Stock issuable upon conversion of the Shares.

(3)

Lock-up. Investors shall agree in connection with any IPO, if requested by the managing underwriter, not to sell or transfer any shares of Common Stock of the Company (excluding shares acquired in or following the IPO) for a period of up to 180 days following the IPO (provided all directors and officers of the Company and 5% stockholders agree to the same restrictions). Such lock-up agreement shall provide that any discretionary waiver or termination of the restrictions of such agreements by the Company or representatives of the underwriters shall apply, pro rata, to all holders of Series A Preferred Stock.

	(4)	Piggyback Registration. Holders of Registrable Securities will also have certain customary “piggyback” registration rights with respect to future offerings of the Company.

Joinder to Stockholders’ Agreement

Purchasers of the Series A Preferred Stock are required to enter into a Joinder to the Company’s Stockholders’ Agreement as of the applicable closing of the Offering. Prospective investors should read the information under “Restrictions on Transferability of Securities and Other Rights – Stockholders’ Agreement” for a more detailed description of the terms of the Stockholders’ Agreement. Among other things, the Stockholders’ Agreement includes certain transfer restrictions and stockholder voting provisions and provides for certain rights of first refusal, come- along rights and co-sale rights. The Stockholders’ Agreement will be amended effective as of the initial closing of the Offering to provide that all holders of the Series A Preferred Stock shall have the same rights and be subject to the same provisions and restrictions as holders of the Common Stock, as set forth in the Stockholders’ Agreement.

Expenses	Each of the Company and the purchasers of the Shares will bear its own expenses in connection with the purchase and sale of the Shares being offered hereby.

Placement Agent

We have retained Broadband Capital Management LLC as the Placement Agent in connection with this Offering. The Placement Agent shall be entitled to: (i) a one-time cash engagement fee of $25,000, which will be credited against the Company’s obligations set forth in (iv) below; (ii) a cash fee equal to 7% and a non- accountable expense allowance equal to 2% of the funds received by the Company in connection with this Offering, provided, however, that the Placement Agent may (at its sole discretion) be paid in shares of the Series A Preferred Stock; (iii) a warrant to purchase shares of Common Stock equal to 9% of the total number of Shares sold in the Offering; and (iv) reimbursement and payment of reasonable legal fees and expenses related to the Offering up to a maximum amount of $35,000.

Subscription Procedures

Each prospective investor will be required to submit the applicable purchase price, and execute and deliver the Subscription Agreement, a completed Confidential Investor Questionnaire, the signature page to the Investor Rights Agreement and the Joinder to the Stockholders’ Agreement in order to purchase Shares being offered hereby. Each prospective investor will be required to make representations and warranties regarding its investment intent, review of documents, status as an accredited investor, ability to bear risk and other customary matters. Prospective investors should read the information under “Subscription Procedures” for a more detailed description of the subscription procedures.

Risk Factors	Prospective investors should carefully consider the factors under the heading “Risk Factors” beginning on page 14 of this Memorandum in making a decision whether to invest in the Shares.

SUMMARY HISTORICAL FINANCIAL DATA

The following table sets forth our summary financial data as of and for the years ended December 31, 2009 and 2008. The consolidated financial statements as of and for the year ended December 31, 2008 have been audited by JH Cohn, LLP. The summary financial data as of and for the year ended December 31, 2009 has been derived from our unaudited consolidated financial statements. As described in this Memorandum, since July 2008, we have acquired 14 IME businesses and the results of these businesses are included in the financial data below from the date of the applicable acquisition. This summary financial data is not necessarily indicative of our future results of operations or financial condition and should be read in conjunction with the financial statements included in Exhibit F attached to this Memorandum. You should also read the summary financial data in conjunction with the discussion contained in the section entitled “Risk Factors” included elsewhere in this Memorandum.

	Year Ended December 31,
	2008	2009

		(unaudited)
	($ in thousands)
Statement of Operations Data:
Net sales	$14,649	$49,634
Cost of sales	6,247	22,802

Gross profit	8,477	26,832

Selling, general and administrative expenses	8,191	25,054
Depreciation and amortization	2,392	6,889

Total operating expenses	10,583	31,943

Loss from operations	(2,136)	(5,111)

Interest expense, net	515	1,770
Loss (gain) on interest rate swap	955	(343)
Loss on early extinguishment of debt	—	461

Total other expenses	1,470	1,888

Loss before income taxes	(3,606)	(6,999)
Income tax (benefit) provision	(1,434)	35

Net (loss)	$(2,398)	$(7,034)

Other Financial Data:
Adjusted EBITDA(1)	$2,148	$6,493

	As of December 31,
	2008	2009

		(unaudited)
	($ in thousands)
Balance Sheet Data:
Cash	$1,203	$1,499
Total current assets	4,735	11,041
Total assets	38,898	73,999
Total current liabilities	5,700	20,750
Total liabilities	18,375	56,269
Total stockholders’ equity	20,523	17,730

(1) Adjusted EBITDA, as used herein, is defined as net income (loss) plus (i) income tax (benefit) provision, (ii) interest expense, net, (iii) depreciation and amortization, (iv) loss (gain) on interest rate swap, (v) loss on early extinguishment of debt, (vi) monitoring fee, (vii) transaction costs, (ix) stock based compensation, (x) severance and related costs and (xi) lease termination and other non recurring costs. We have included information concerning Adjusted EBITDA in this Memorandum because we use it to evaluate our operating performance and we believe that such information is used by certain investors as one measure of a company’s historical ability to service debt. We consider Adjusted EBITDA to be an important measure of performance from core operations because Adjusted EBITDA excludes various income and expense items that we believe are not indicative of our ongoing operating performance. We also believe that Adjusted EBITDA is useful to investors in evaluating our ability to incur and service debt, make capital expenditures and meet working capital requirements.

          Our definition of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and accordingly should not be considered as an alternative to, or more meaningful than, earnings from operations, cash flows from operations or other traditional indications of a company’s operating performance or liquidity. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, we may incur costs and expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

          The following table provides a reconciliation of loss from operations to Adjusted EBITDA:

	Year Ended December 31,
	2008	2009

	(unaudited, $ in thousands)
Loss from operations	$(2,136)	$(5,111)

Add backs:
Depreciation and amortization	2,392	6,889
Monitoring fee (a)	50	1,489
Transaction costs (b)	1,650	2,036
Stock based compensation (c)	102	486
Severance and related costs (d)	—	449
Lease termination and other non-recurring
costs (e)	90	255

Subtotal add backs	4,284	11,604

Adjusted EBITDA	$2,148	$6,493

(a) Reflects fees incurred pursuant to that certain Monitoring Fee Agreement, dated July 14, 2008, between the Company and Compass Partners, L.L.C., as amended. See “Certain Relationships and Related Party Transactions.”

(b) Reflects transaction costs incurred by the Company in connection with the Acquisitions.
(c) Reflects the costs associated with the grant of stock options pursuant to the Company’s 2008 Stock Option Plan.
(d) Reflects costs related to the termination of certain employees.
(e) Reflects costs related to consolidation of facilities and other non-recurring costs.

UNAUDITED PRO FORMA FINANCIAL DATA

          The following unaudited pro forma financial data gives effect to the acquisition of (i) The Ricwel Corporation, which closed on April 17, 2009; (ii) Ricwel of West Virginia, LLC, which closed on April 17, 2009, (iii) Florida Medical Specialists, Inc., which closed on May 22, 2009; (iv) Marquis Medical Administrators, Inc., which closed on May 22, 2009; (v) IME Software Solutions, LLC, which closed on July 8, 2009; (vi) Benchmark Medical Consultants, which closed on August 4, 2009; (vii) The Evaluation Group, Inc., which closed on August 13, 2009; (viii) MedNet I.M.S., Inc., which closed on December 31, 2009; (ix) QualMed Evaluations, LLC, which closed on December 31, 2009; (x) Abeton, Inc., Medical Assurance Specialists, Inc. and certain assets of Abeton Group, Inc., all of which closed on December 31, 2009; (xi) the assets of the IME business from Joseph Chalal, MD and Michael Zeide, MD, which closed on December 31, 2009; (xii) Crossland Medical Review Services, Inc., which closed on July 14, 2008; (xiii) CFO Medical Services, Inc., which closed on July 14, 2008; and (xiv) Southwest Medical Examination Services, Inc., Diagnostic Imaging Institute, Inc., Southwest Medical Examination Services of Louisiana, LLC, and Pacific Billing Services, Inc., all of which closed on July 14, 2008 (collectively, the “Acquisitions”) as if such Acquisitions occurred on January 1, 2008. The unaudited pro forma statements of operations are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved if such transactions had occurred at these dates, nor are they necessarily indicative of our future operating results or financial position.

          In December 2007, the Financial Accounting Standards Board (“FASB”) issued ASC 805, “Business Combinations.” ASC 805 modified the accounting for business combinations and required, with limited exceptions, the acquirer in a business combination to recognize 100 percent of the assets acquired and liabilities assumed at the acquisition-date fair value. In addition, ASC 805 required the expensing of acquisition-related transaction and restructuring costs and contingent consideration to be recognized at fair value. ASC 805 also modified the accounting for certain acquired income tax assets and liabilities. ASC 805 was effective for acquisitions consummated on or after January 1, 2009. See the Financial Statements included in Exhibit F attached to this Memorandum for a description of the accounting for the Acquisitions completed in 2008.

          The purchase price of each Acquisition, including related fees and expenses for the Acquisitions completed in 2008, has been allocated to our assets and liabilities based upon management’s estimates of fair value in the accompanying pro forma consolidated financial statements. The final allocation will be impacted by any post-closing purchase price adjustments pursuant to the applicable purchase agreement. The result of the final allocation may be materially different from the presentation set forth below.

          The unaudited pro forma statements of operations presented below give pro forma effect to the Acquisitions as if they had occurred on January 1, 2008. The pro forma results include the earnings of the acquired companies adjusted to reflect (i) additional interest expense to fund the Acquisitions, (ii) amortization of intangibles and depreciation of fixed assets associated with the Acquisitions, (iii) the tax benefit associated with the Acquisitions and (iv) adjustments to increase corporate expenses in 2008 to reflect a full year of operations. The pro forma adjustments set forth in the following tables are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

          The unaudited pro forma consolidated financial data have not been prepared in accordance with Article II of Regulation S-X of the Securities Act.

          We cannot assure you that the assumptions used in the preparation of the unaudited pro forma consolidated financial data will prove to be correct. We can provide no assurances as to the accuracy of any of these assumptions. The unaudited pro forma financial data should be read in conjunction with the financial information set forth under “Summary Historical Financial Data” and the Financial Statements included in Exhibit F attached to this Memorandum.

	Year ended December 31,
	2008	2009

	(unaudited, $ in thousands)
Statement of Operations Data:
Pro forma net sales	$83,164	$89,540
Pro forma loss from operations	(4,902)	(4,241)
Pro forma net loss	(5,819)	(4,617)

Other Financial Data:
Pro forma adjusted EBITDA(1)	$9,788	$13,365

(1) See footnote (1) to “Summary Historical Financial Data” for a description of the definition and limitations of Adjusted EBITDA, which are also applicable to pro forma adjusted EBITDA.

The following table provides a reconciliation of pro forma loss from operations to pro forma Adjusted EBITDA:

	Year Ended December 31,
	2008	2009

	(unaudited, $ in thousands)
Pro forma loss from operations	$(4,902)	$(4,241)

Add backs:
Depreciation and amortization	12,798	12,891
Monitoring fee (a)	50	1,489
Transaction costs (b)	1,650	2,036
Stock based compensation (c)	102	486
Severance and related costs (d)	—	449
Lease termination and other non-recurring costs (e)	90	255

Subtotal add backs	14,690	17,606

Adjusted EBITDA	$9,788	$13,365

(a) Reflects fees incurred pursuant to that certain Monitoring Fee Agreement, dated July 14, 2008, between the Company and Compass Partners, L.L.C., as amended. See “Certain Relationships and Related Party Transactions.”

(b) Reflects transaction costs incurred by the Company in connection with the Acquisitions.
(c) Reflects the costs associated with the grant of stock options pursuant to the Company’s 2008 Stock Option Plan.
(d) Reflects costs related to the termination of certain employees.
(e) Reflects costs related to consolidation of facilities and other non-recurring costs.

RISK FACTORS

          The Shares being offered hereby are highly speculative and involve a high degree of risk. In evaluating an investment in the Company, prospective investors (sometimes referred to as “you”) should carefully consider the following risk factors in addition to the information set forth elsewhere in this Memorandum. These risk factors, which are by no means exhaustive, could affect your Shares, the future performance of the Company and its business and the accuracy of the forward-looking statements contained in this Memorandum.

Risks Related to Our Business

We have limited resources, a limited operating history and limited assets.

          We are a new company with limited capitalization and approximately an 18-month operating history. Our operations are subject to all risks inherent in the establishment of a recently formed business. Our success may be limited by problems, expenses, difficulties and delays frequently encountered with new businesses as well as competition in the IME industry. While we have been able to generate revenues, there can be no assurance that we will be able to increase the amount of revenues we generate, and we will likely continue to incur net losses for some time. Further, no assurance can be given that we will successfully implement any of our plans in a timely or effective manner which would negatively impact our ability to generate revenues as well as our results of operations and financial condition.

We may not be successful in implementing our growth strategy and acquire companies that complement our business.

          Our growth strategy is primarily dependent on acquiring and integrating the operations of companies in the IME industry. As part of our acquisition strategy, we regularly review potential acquisition opportunities. We cannot predict whether we will be successful in pursuing such acquisition opportunities or what the consequences of any such acquisition would be. In addition, we compete for acquisitions with other potential acquirers, some of which may have greater financial or operational resources than we do. If we are not successful in finding attractive acquisition candidates that we can acquire on satisfactory terms, or if we cannot complete those acquisitions that we identify, we will not be able to realize the benefit of this part of our growth strategy which could harm our future profitability.

          When we finance acquisitions by issuing equity securities or securities convertible into equity securities, our existing stockholders will be diluted. If we finance an acquisition with debt, it will result in higher leverage and interest costs. As a result, if we fail to evaluate and execute acquisitions properly, we might not achieve the anticipated benefits of these acquisitions, and we may increase our acquisition costs.

We may be unable to successfully integrate completed acquisitions and such acquisitions may fail to achieve the financial results we expected.

          We may be unable to successfully integrate businesses we acquire, including our recently completed acquisitions, and such acquisitions may fail to achieve the financial results we expected. Integrating completed acquisitions into our existing operations involves numerous short-term and long-term risks, including diversion of our management’s attention, failure to retain key personnel, and failure of the acquired entity to be financially successful. In addition, we cannot be certain of the extent of any unknown or contingent liabilities of any acquired business, including liabilities for failure to comply with applicable laws. We may incur material liabilities for past activities of acquired businesses. Also, depending on the location of the acquisition, we may be required to comply with laws and regulations that may differ from those of the states in which our operations are currently conducted. Our inability to successfully integrate businesses we acquire, or if such businesses do not achieve the financial results we expect, may increase our costs and have a material adverse impact on our financial condition and results of operations.

We may not be able to secure additional financing on acceptable terms or at all.

          In order for us to grow and successfully execute our business plan, we will require additional financing which may not be available on acceptable terms or at all. If such financing is available, it may dilute the existing shareholders’ ownership interests in the Company. Failure to obtain financing may have a material adverse effect on our financial position and may cause you to lose your entire investment in the Company. In addition, if we are unable to secure additional financing on acceptable terms or at all, it will impact our ability to conduct acquisitions.

Changes in government regulations could increase our costs of operations and/or reduce the demand for our services.

          Federal and state legislatures may review and consider legislation that may impact our business and our industry. If new regulations are implemented or changes are made to existing regulations impacting the IME industry, we may be required to incur additional costs or make changes to our services which could have a material adverse impact on our financial condition and results of operations. Further, legislative reforms in some states permit employers to designate health plans such as HMOs and PPOs to cover workers’ compensation claimants. Because many health plans have the capacity to manage healthcare for workers’ compensation claimants, such legislation may intensify competition in the market served by us and may create a greater or lesser demand for some or all of our services or require us to develop new or modified services in order to meet the needs of and compete effectively in the marketplace.

          In addition, the confidentiality of patient records and the circumstances under which such information may be used or released are subject to substantial regulation by state and federal laws and regulations. The Health Insurance Portability and Accountability Act (“HIPAA”) and other regulations governing privacy and electronic health data transmissions are evolving rapidly and are often unclear and difficult to apply. If we violate HIPAA, we could be subject to fines and penalties. Further, there can be no assurance that final or new regulations will not require additional modifications to our policies and procedures which could have a material adverse impact on our financial condition and results of operations.

If we cannot update and maintain our information technology platform so that we can meet critical customer requirements, the competitiveness of our business will suffer.

          Our information technology platform is critical to our competitive position and success. If we are unable, for technological or other reasons, to develop and introduce new software solutions or enhance our existing ones in a cost-effective and timely manner and to respond to changing market conditions or customer requirements, our business, results of operations and financial conditions may be adversely affected.

          We rely on a combination of internal development and strategic relationships to develop our infrastructure platform and software solutions. Through our July 2009 acquisition of IME Software Solutions, we acquired the leading platform software solution for the IME industry and are in the process of deploying this technology throughout our entire organization. Our information technology platform is built in a Private Virtual Cloud Computing Network (“PVCCN”), which we believe no other competitor in the IME industry currently uses. Our development and implementation of new generation software solutions and an information technology infrastructure may take longer than originally expected and require the acquisition of additional personnel and other resources, which may adversely affect our business, results of operations and financial condition.

Our intellectual property rights are valuable, and if we are unable to protect them or are subject to intellectual property rights claims, our business may be harmed.

          Our intellectual property rights include certain trademarks, copyrights and trade secrets, which are important assets for our business. We do not currently have a trademark for our Company name. Although we take precautions to protect our intellectual property rights, these efforts may not be sufficient or effective. In addition, various events outside of our control pose a threat to our intellectual property rights as well as to our business. For example, we may be subject to third-party intellectual property rights claims. Regardless of the merits of the claims, any intellectual property claims could be time-consuming and expensive to litigate or settle. In addition, if any claims against us are successful, we may have to pay substantial monetary damages or discontinue any of our practices that are found to be in violation of another party’s rights. We may also have to seek a license to continue such practices, which may significantly increase our operating expenses or may not be available to us at all. Any significant impairment of our intellectual property rights could harm our business or our ability to compete.

Our operations and reputation may be harmed if we do not adequately secure information.

          Federal and state laws regulate the disclosure of certain medical test results and other nonpublic medical-related personal information. If we do not protect the confidentiality of such results in accordance with applicable laws, we could face significant liability, and/or damage to our relationship with clients.

Competition in our industry could result in a reduction in our revenues and earnings and adversely affect our financial condition.

          Our industry is highly fragmented and competitive. Our primary competitors in the IME market include companies and individual physicians that specialize in one or more services similar to those offered by us on a local or regional basis as well as insurance companies and other organizations which have established an in-house capability of performing such services. It is also possible that our customers may establish the in-house capability of performing certain services offered by us. We also compete with national and local firms specializing in case management, medical records reviews and other services we provide. It is possible that now or in the future some of our competitors could have greater financial and market resources than us. Increased competition or new entrants to our key markets could prevent price increases for our services or could require price reductions for our services, which could adversely affect our results of operations.

The Company is highly dependent upon its ability to attract and retain qualified physicians and non-physician personnel as independent contractors to perform its IME services.

          Our performance and future success depends on the talents and efforts of the physicians and non-physician personnel who perform the IME services on behalf of the Company on an independent contractor basis. If we do not succeed in attracting qualified physicians and non-physician personnel, or retaining or motivating physicians or non-physician personnel, our performance may suffer and we may be unable to grow our business effectively.

Our customers may terminate their agreements with us or reduce the fees they pay us.

          Our operations depend upon our relationship with our customers. Our customers are primarily insurance companies, federal and state agencies, law firms and other business. We do not have formal written agreements with most of our customers and to the extent we do, such agreements do not generally restrict our customers from terminating or deciding not to renew our contracts. If customers attempt to introduce unfavorable terms or limit the services and products we provide them, our revenues could be negatively impacted. In addition, the termination of business by any of our customers could have a material adverse effect on our operations. There is no guaranty that we will be able to retain our existing customers or develop relationships with new customers.

Allegations of our failure to provide accurate health-related risk assessment analyses of data may result in claims against us.

          Our customers rely on the accuracy of the medical data we gather or analyze on their behalf. As a result, we face exposure to claims that may arise or result from allegedly inaccurate data and/or faulty analysis of such data. We maintain professional liability insurance and such other coverage as we believe appropriate, but such insurance may prove insufficient. Regardless of insurance, any such claims could damage our relationships with important clients.

Our industry may be regulated at the federal, state and local levels and government authorities may determine that we have failed to comply with applicable laws and regulations.

          As a company involved in the provision of IMEs, medical records reviews, peer reviews and related healthcare services, we may be subject to federal, state and local laws and regulations. There are significant costs involved in complying with these laws and regulations. Moreover, if we are found to have violated any applicable laws and regulations, we could be subject to civil and/or criminal damages, fines, sanctions, or penalties. We cannot guarantee that our arrangements or business practices will not be subject to government scrutiny or be found to violate certain laws or regulations. Government audits, investigations and prosecutions, even if we ultimately are found to be without fault, can be costly and disruptive to our business. Any of these actions could have a material adverse effect on our business, financial condition and results of operations.

We are dependent upon our key management personnel for our future success.

          We are dependent on our executive officers and other key personnel and those of the acquired companies, the loss of one or more of whom could materially and adversely affect us. Some of these personnel are new to the industry and some have been part of target companies for many years but have no experience managing a larger company and integrating the separate operations of newly acquired entities. Currently, we do not have employment agreements with any of our executive officers. Our success will continue to depend in large part on our ability to attract and retain talented and qualified employees. We cannot provide assurance that we will be able to retain key employees or that they can attract, assimilate and retain other qualified personnel in the future.

Our liquidity may be adversely affected by the terms of our Loan and Security Agreement and any other indebtedness.

          On December 18, 2009, we entered into a new $55 million credit facility with Fifth Third Bank as administrative agent and the lenders party thereto (the “Credit Facility”). Under the Credit Facility, we may borrow a maximum of $50 million in the form of amortized term loans and a maximum of $5 million in the form of a revolving line of credit. As of December 31, 2009, there was $32.6 million outstanding under the term loan and $0.6 million outstanding under the revolving line of credit. The Credit Facility contains certain financial covenants that, among other things, require us not to exceed specified senior and total debt leverage ratios and to maintain a fixed charge coverage ratio (each as defined in the Loan and Security Agreement). We may not be able to borrow money under the Credit Facility if we are unable to comply with the financial and other covenants included therein, in which case our liquidity would be adversely affected.

          In addition, under specified circumstances, our lenders could demand repayment of all of our debt, which would have a material adverse effect on our business, financial condition and results of operations. If we do not have sufficient earnings to service our debt, we may be required to refinance all or part of our existing debt, sell assets, borrow more money or sell securities, none of which we can assure you that we would be able to do in a timely manner, on favorable terms or at all.

The recent economic and credit crisis could have an adverse effect on our business, financial condition and results of operations.

          The recent economic and credit crisis has reduced the availability of liquidity and credit to fund the continuation and expansion of many business operations nationally. This shortage of liquidity and credit, combined with recent substantial losses in equity markets, led to an economic recession. If the economy does not recover, it could impact the availability of credit and other financing opportunities which could result in an adverse effect on our business, financial condition and results of operations. Our ability to access the capital markets may be severely restricted at such time when we would like, or need, to access those markets, which could have a negative impact on our growth plans and the flexibility to react to changing economic and business conditions.

Risks Related to this Offering

There are significant transfer restrictions on the Series A Preferred Stock and you may not be able to liquidate your investment.

          There will be substantial limitations on your ability to sell or transfer your Shares under the Subscription Agreement, the Stockholders’ Agreement, the Investor Rights Agreement and applicable federal and state securities laws. The Series A Preferred Stock will be considered “restricted securities” under federal securities laws and may not be sold or otherwise transferred unless they are registered under federal and applicable state securities laws or exemptions therefrom are available. The Subscription Agreement provides that the Shares are being purchased for investment purposes only and, as such, cannot be transferred if such transfer would violate applicable federal or state securities laws or jeopardize the Company’s reliance on securities laws exemptions. The Stockholders’ Agreement and Investor Rights Agreement contain specific contractual restrictions and procedures that apply to any transfer of your Shares. The certificates evidencing the Shares will bear a legend restricting transfer, and you may need to deliver an opinion of counsel to the Company to effectuate any transfer. You must consider your purchase of the Shares in the Offering as a long-term illiquid investment acceptable only to investors who can afford to accept and bear the substantial risks of the investment for an indefinite period of time. No assurance can be given that you will ever be able to sell or otherwise transfer your Shares. See “Investor Suitability Standards.”

The purchase price of the Series A Preferred Stock was determined by the Company based on an internal valuation.

          The Company makes no representations as to the value of the Shares. The Company has a limited operating history on which to value its equity securities, and the Share Purchase Price does not necessarily bear a relationship to the Company’s assets, book value, net worth, cash flows or any other generally recognized criteria of value. The Share Purchase Price was determined by management in reliance upon certain assumptions regarding the future growth of the Company’s business, the current status of the Company’s business, the Company’s prospects and future economic and market conditions. No assurance can be given that the assumptions on which the Company relied in determining the Share Purchase Price will prove to be accurate. It is possible that the Company may, at some point in the future, issue equity securities based on a valuation of the Company that is lower than the valuation used to determine the Share Purchase Price. The Company may also choose to issue equity securities to strategic partners or investors in the future at a valuation that is lower than the valuation used to determine the Share Purchase Price. Finally, the Company may be sold in the future for a valuation that is lower than the valuation used to determine the Share Purchase Price.

Unless otherwise specified, the summary historical financial data and pro forma financial information presented in this Memorandum and the financial statements accompanying this Memorandum are unaudited, no independent auditors have expressed any opinion or any other form of assurance on such financial information or its accuracy, and therefore may not be indicative of our financial condition or operating results.

          Unless otherwise specified, the summary historical financial data and pro forma financial information presented in this Memorandum and the financial statements accompanying this Memorandum are unaudited and no independent auditors have expressed any opinion or any other form of assurance on such financial information or its accuracy, and therefore may not be indicative of our financial condition or operating results.

          While the Company believes that the unaudited historical financial information and pro forma financial data fairly present in all material respects the Company’s financial condition and results of operations for the periods presented, we can give no assurances that all adjustments are final and that all adjustments necessary to present the Company’s historical financial information and pro forma financial data in accordance with GAAP have been identified. We have engaged KPMG LLP to perform an audit for the year ended December 31, 2009. It is possible that during the audit of our financial statements, additional adjustments, recapitalizations or restatements may be required, and that any such action may be material to both our past financial results and accounting for future periods.

          The unaudited pro forma financial data has not been prepared in accordance with Article II of Regulation S-X of the Securities Act and is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the presented transactions had occurred at the relevant dates, nor are they necessarily indicative of our future operating results or financial position. Further, we cannot assure you that the assumptions used in the preparation of the unaudited pro forma consolidated financial data will prove to be correct nor can we provide assurances as to the accuracy of any of these assumptions.

We do not intend to pay cash dividends on our Common Stock, which means dividends or other distributions on the Shares are highly unlikely.

          The Series A Preferred Stock will carry a 12% cumulative dividend compounded annually, payable only upon a Liquidation Event or a Deemed Liquidation Event. The Series A Preferred Stock will participate with our Common Stock with respect to any other dividends or distributions. To date, the Company has not paid any dividends on its capital stock. Any future decision to pay cash dividends to holders of Common Stock will be at the discretion of the Board of Directors of the Company (the “Board of Directors”) and, in any event, will be dependent upon the Company’s financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. The Company does not anticipate making any cash dividends or other distributions to the stockholders in the immediate or foreseeable future.

The terms of our Credit Facility restrict our ability to pay dividends and distributions on our securities.

          The debt under our Credit Facility is senior to the Series A Preferred Stock and will be paid prior to any cash dividends or other distributions paid to holders of the Series A Preferred Stock. In addition, the Credit Facility contains a number of restrictive covenants including restrictions on our ability to pay cash dividends or other distributions to stockholders. This means that as long as any debt is outstanding under the Credit Facility, upon the occurrence of a Liquidation Event or a Deemed Liquidation Event, we will be required to pay amounts due under the Credit Facility prior to paying any cash dividends or other distributions to stockholders.

          In addition, pursuant to the Investor Rights Agreement, if we fail to file or consummate an IPO within certain specified time frames after the Termination Date, we are required to pay holders of the Series A Preferred Stock a monthly penalty payment. The terms of our Credit Facility may restrict or prevent us from making this penalty payment. The payment of this penalty is subordinated to the rights of the lenders under our Credit Facility and may only be paid to the extent that we are not in default under such facility (including with respect to the financial covenants contained therein) and the payment of such penalty would not result in a default under such facility (including with respect to such financial covenants). If as a result of the foregoing we are unable to make a penalty payment if and when due, such payment will be accrued and we will be required to pay all accrued and unpaid penalty payments as soon as we are permitted to do so in accordance with the Investor Rights Agreement (including Exhibit A thereto).

Your investment in the Series A Preferred Stock will be diluted.

          The issuance of the Shares in the Offering will result in an immediate increase in the net tangible book value per outstanding share of Common Stock held by existing stockholders of the Company and an immediate dilution of the net tangible book value per Share. For this purpose, the net tangible book value per share represents the total amount of the Company’s tangible assets, less the total amount of liabilities, divided by the total number of shares outstanding, and dilution is determined by subtracting the net tangible book value per share after the Offering from the Share Purchase Price. In addition, in lieu of receiving its fees and expense allowance in cash, the Placement Agent may elect to receive all or a portion of such amounts in shares of Series A Preferred Stock, which may further dilute your percentage ownership in the Company.

          Further, the Company may need to raise additional funds in the future to finance its operations. If the Company obtains capital in future offerings on a per-share basis that is less than the Share Purchase Price, the value of your Shares will likely be reduced. In addition, if the Company issues additional equity securities in a future offering and you do not participate in such offering, there will effectively be dilution in your percentage ownership interest in the Company.

          In 2008, the Company adopted the 2008 Stock Option Plan (the “Stock Option Plan”), under which the Company granted, and in the future intends to grant, awards of stock options to purchase Common Stock to officers, directors, employees and consultants of the Company. As of February 12, 2010, the Company has granted or agreed to grant stock options (including stock options which will be issued in connection with certain recent acquisitions and other matters, and excluding canceled stock options) with respect to 338,915 shares of Common Stock, (none of which have been exercised). For stock options granted prior to February 4, 2010, which constitute the vast majority of outstanding stock options, the definition of Change of Control includes the consummation of the initial public offering of the Company’s Common Stock, which means that such stock options will vest and become exercisable at such time. Effective February 4, 2010, the definition of Change of Control was modified to remove the consummation of the initial public offering of the Company’s Common Stock, which means that stock options granted after such date will not vest in connection with the Company’s initial public offering of Common Stock. See “Principal Stockholders—2008 Stock Option Plan.”

          In addition, stock options to purchase 200,000 shares of Common Stock have been reserved for possible issuance to our two most senior executive officers. If and when granted, such stock options will have an exercise price of not less than $34.10 per share and may include terms that provide that all or a portion of such stock options will vest upon the consummation of the Company’s initial public offering of its Common Stock.

          The Company will in the future grant stock options to certain current or future officers, directors, employees and consultants of the Company under additional plans or individual agreements. The exercise of these stock options will have the effect of diluting your ownership interests in the Company. Additional equity securities may also be issued by the Company in connection with other types of transactions, including shares issued as part of the purchase price for acquisitions of assets or other companies from time to time in connection with strategic partnerships or joint ventures, or as incentives to management or other providers of resources to the Company. Such additional issuances are likely to have the same dilutive effect.

You should consult with your tax advisor regarding tax considerations.

          In evaluating a purchase of Shares as an investment, you should consider the tax risks involved. All investors should understand that the tax consequences of an investment in the Shares are subject to change. The Company strongly encourages you to consult with your own tax advisor prior to making an investment decision to purchase any Shares or effecting any transaction in the Shares.

There is no public market for our securities.

          There is no established trading market for either the Common Stock or the Shares being offered hereby, and it is uncertain that any active market for the Common Stock and the Shares will ever develop. The Shares will not be registered under the Securities Act or any state securities laws, nor is it contemplated that the Shares will be so registered. Such Shares are being issued based upon our reliance upon an exemption from registration under the Securities Act for an offer and sale of securities that does not involve a public offering. Unless the Shares are so registered, they may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state or foreign securities laws. Investors subscribing for Shares will first be required to make representations and covenants concerning these transfer restrictions which are necessary to satisfy the requirements of the exemption from registration being relied upon by us for the issuance of the Series A Preferred Stock. The certificates representing shares of Series A Preferred Stock, as well as the Common Stock into which the shares of Series A Preferred Stock are convertible, will bear a legend indicating that they are so restricted. No assurance can be given that the Company will be able to effect a registered public offering of any of its securities, and there can be no assurance that a market will ever develop or, if developed, be sustainable.

You will not have any participation rights in the management of the Company and substantial control will remain with our management and major stockholders, which could delay or prevent a change of control.

          As a purchaser and a holder of the Shares, you will have no right to participate in the management or conduct of the business or affairs of the Company. We anticipate that our executive officers, our directors and entities affiliated with them and our 5% stockholders together will beneficially own approximately 63% of our outstanding share capital following the completion of this Offering (excluding stock options held by such stockholders, and assuming (i) the Maximum Offering has been subscribed for and (ii) all Series A Preferred Stock have been converted into Common Stock). These stockholders, if they vote together, will retain substantial control over matters requiring approval by our stockholders, such as the election of directors and approval of significant corporate transactions. This concentration of ownership might also have the effect of delaying or preventing a change in control. In addition, our Stockholders’ Agreement, which each holder of shares of the Series A Preferred Stock will become a party to, contains voting provisions requiring stockholders to vote all shares of their stock in favor of director nominees designated by our majority stockholder, ExamWorks Holdings, LLLP.

We will have broad discretion in using the proceeds of this Offering, and we cannot assure that we will effectively expend the proceeds.

          We intend to use the net proceeds from the sale of the Shares to fund our acquisition program and for general working capital. We have not determined how the proceeds will be allocated among the anticipated uses. We will have significant flexibility and broad discretion in applying the net proceeds of this Offering and there can be no assurance that we will apply the proceeds of this Offering effectively.

The “best efforts minimum/maximum” nature of the Offering means that the Company may not be able to raise the funds it expects to raise.

          The Shares are being offered hereby on a “best efforts minimum/maximum” basis and not on a “firm commitment” basis. As a result, the Company may not be able to consummate this Offering. There can be no assurance that the Minimum Offering will be raised or, if so, that any additional Shares will be sold. If the Company is only able to raise the Minimum Offering or an amount less than the Maximum Offering, our ability to conduction additional acquisitions and effectively manage our operations may be negatively impacted.

There are additional requirements and costs associated with becoming a public company which may prove to be burdensome.

          The Company has an obligation to file for an underwritten initial public offering of its Common Stock within 18 months of the Termination Date and as a result will become a publicly-traded company and become subject to the information and reporting requirements of the U.S. securities laws, including the Sarbanes-Oxley Act. The U.S. securities laws will require, among other things, review, audit and public reporting of our financial results, business activities, adequacy of controls and other matters. We can give no assurance that we will comply with all of these requirements. The cost of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we remained a privately-held company. In addition, we will incur substantial expenses in connection with the preparation of the IPO registration statement and related documents with respect to the registration of securities issued in such offering. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional consultants and professionals. Our failure to comply with U.S. securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our securities and the ability of stockholders to resell their securities.

USE OF PROCEEDS

          The net proceeds from the sale of the Series A Preferred Stock offered hereby, after deducting the Placement Agent’s commissions (assuming the Placement Agent does not elect to receive its cash fee and expense allowance in Series A Preferred Stock), will be approximately $25.0 million if the Maximum Offering is sold and approximately $4.5 million if the Minimum Offering is sold. Assuming the Placement Agent elects to receive all of its cash fee and expense allowance in Series A Preferred Stock, the net proceeds from the sale of the Shares offered hereby will be approximately $27.7 million if the Maximum Offering is sold and approximately $5.0 million if the Minimum Offering is sold. We are also required to pay other expenses in connection with the Offering estimated to be approximately $350,000. We intend to use the net proceeds from this Offering to fund our acquisition program and for general working capital purposes.

CAPITALIZATION

          The following table sets forth, as of December 31, 2009 (i) our actual capitalization, and (ii) our capitalization as adjusted to reflect the sale of the Minimum Offering and the Maximum Offering of Series A Preferred Stock pursuant to this Offering.

	As of December 31, 2009 – Unaudited
	Actual	As Adjusted For Minimum Offering Amount (1)	As Adjusted For Maximum Offering Amount (1)
	($ in thousands)
Cash	$1,499	$5,699	$26,427

Stockholders’ Equity:
Common Stock - $0.0001 par value;
4,500,000 shares authorized;
2,403,561 shares issued and
outstanding as of December
31, 2009, actual and as
adjusted (2) (3)	$-	$-	$-
Preferred Stock - $0.0001 par value;
1,000,000 shares authorized;
0 shares issued and outstanding, actual (3)

As adjusted for the Minimum Offering: 146,627 shares of Series A Preferred Stock issued and outstanding and 853,373 shares of Preferred Stock authorized and unissued (4);

As adjusted for the Maximum Offering: 814,597 shares of Series A Preferred Stock issued and outstanding and 185,403 shares of Preferred Stock authorized and unissued (5).	$-	$5,000	$27,778

Additional Paid-In Capital	$27,160	$26,360	$24,310

Accumulated Deficit	$(9,430)	$(9,430)	$(9,430)

Total Stockholders’ Equity	$17,730	$21,930	$42,658

(1) As Adjusted data gives effect to the Offering and the application of the net proceeds from the Offering as described in “Use of Proceeds,” as if such transactions had been consummated on December 31, 2009 and assumes that (i) the compensation of the Placement Agent is paid in cash (excluding the Placement Agent Warrant) and (ii) the Company incurred approximately $350,000 of additional expenses in connection with the Offering.
(2)   As of February 12, 2010, there were 2,749,725 shares of Common Stock issued and outstanding. Actual shares issued and outstanding include all shares of Common Stock beneficially owned and exclude previously issued stock options to purchase 69,292 shares of Common Stock that can be acquired through stock option exercises within 60 days of February 12, 2010.
(3)   On February 22, 2010, the Company amended and restated its Certificate of Incorporation to authorize 7,000,000 shares of Common Stock and 1,000,000 shares of preferred stock.
(4)   Assuming the Placement Agent elects to receive all of its cash fee and expense allowance in shares of Series A Preferred Stock, there will be 159,823 shares of Series A Preferred Stock issued and outstanding and 840,177 shares of Preferred Stock authorized and unissued.
(5) Assuming the Placement Agent elects to receive all of its cash fee and expense allowance in shares of Series A Preferred Stock, there will be 887,910 shares of Series A Preferred Stock issued and outstanding and 112,090 shares of Preferred Stock authorized and unissued.

BUSINESS

Overview

          We are a leading nationwide provider of independent medical examination, medical records review and related services. We provide our services to insurance carriers, federal and state agencies, law firms, third-party claim administrators and self-insured parties who need our independent services to confirm the veracity of claims by sick or injured individuals for medical, disability, workers’ compensation and personal injury liability coverage. As such, we are an integral link in our clients’ claims, fraud detection and cost containment processes. We provide our clients the national presence they increasingly demand but with the efficient local service and knowledge they expect. Our size and geographic reach give our clients access to a large and growing panel of over 12,000 qualified physicians and other healthcare professionals and our proprietary information technology infrastructure that has been specifically designed to streamline the complex process of coordinating physician referrals, scheduling appointments, regulatory compliance and client reporting.

          We provide our clients with access to our experienced and highly qualified panel of independent healthcare professionals and using our proprietary information technology infrastructure we refer each independent medical examination “IME” or record review to the appropriate healthcare professional and arrange the necessary logistical and administrative support. Such support includes scheduling IME appointments, review of medical records, appearances and testifying as an expert witness in legal proceedings and the provision of the timely, professional and compliant reports required by our clients. The services we coordinate for our clients include IMEs, medical records reviews, radiology reviews, peer reviews, and related or ancillary services. We conduct over 125,000 IMEs and records and radiology reviews annually.

          We commenced operations in July 2008 with the acquisition of three IME companies in New York, New Jersey and Texas. As of January 1, 2010, we have acquired eleven other IME businesses including the leading provider of software solutions to the IME industry. Today we provide our services in all 50 states and have pro forma annual revenues of approximately $100 million.

          We were incorporated under the laws of Delaware on April 27, 2007. Our executive offices are located at 3280 Peachtree Road NE, Suite 2625, Atlanta, GA 30305.

The Industry/Market

          The IME industry is highly fragmented and in the early stages of consolidation. We believe that there are in excess of 500 IME businesses, mostly private companies, and 2,000 individual physicians who provide IME services in the United States. We also believe that the IME industry generates between $2 and $3 billion in annual revenues in the United States. The IME industry provides services primarily to insurance carriers’ automotive, disability, liability and workers’ compensation lines of business for a credentialed, independent medical assessment of claims. IME services are required by sponsoring participants such as government payors, self-insured parties, third-party administrators, and legal professionals for the evaluation of both non-litigated and litigated claims. Cost containment is and will continue to be a focal point for insurance companies and self-insured parties due to the escalation of medical costs, substantial administrative and regulatory burdens, and rise in fraudulent claims. Both private insurance carriers and government agencies seek to protect the fiscal and operating integrity of their insurance programs. We believe that as the IME industry continues its early efforts at consolidation, of which we are the primary driver, larger national providers like us will be increasingly viewed as ideal providers because of our ability to bring significant operating efficiencies as a result of our nationwide presence, technological advantage, industry knowledge, and best practices management. The industry information and views above are based on in-house research and analysis from information received from sources believed to be reliable and on our anecdotal industry experience and knowledge.

Our Strategy

          Our objective is to become the largest and most trusted independent medical examination and records review company in North America and to enhance our position as our clients’ essential and trusted partner in their claim validation and fraud detection processes. Our principal strategies to meet our objectives are:

Continuing our Acquisition Program

          Since July 2008, we have acquired 14 IME businesses thereby creating a national IME company that provides services in all 50 states and now have a panel of over 12,000 healthcare professionals and approximately $100 million in pro forma annual revenues. Our clients are increasingly demanding a national presence that allows them to streamline their administrative burdens by negotiating national contracts and rely on a trusted best in class provider. Because coverage or claim decisions are often made at the local or regional level, it is also important that we continue to provide the local service and support our clients have grown accustomed to through our acquired companies, while providing the capabilities and resources of a large national player. As we continue to gain momentum and validate our business model through the successful integration and operation of our acquisitions, as well as our growing reputation and recognition in the industry, we believe that more potential targets will want to join the ExamWorks’ family. As of the date hereof, we have four signed non-binding letters of intent, representing $36.7 million and $6.4 million in aggregate revenue and normalized EBITDA, respectively, which we expect to close on or before March 31, 2010. There can be no assurance that we will be able to complete these acquisitions on or before March 31, 2010, or at all. In addition, we are actively engaged in various stages of discussions with multiple additional acquisition targets representing in excess of $100 million of aggregate revenue.

Generating Organic Growth and Profitability

          We seek to increase our organic growth and profitability by (i) expanding the types of services our acquired businesses offer; (ii) securing national account clients; (iii) setting clear business and financial goals for our employees; and (iv) implementing management tools to track and measure their attainment and appropriately incentivizing our employees. As part of the integration process for our acquisitions, we determine which areas the business could expand into by taking advantage of expertise and client relationships that exist elsewhere in our organization. For example, if an acquired business has historically concentrated in IMEs for workers’ compensation claims in its region, we immediately seek to train our local sales and operating personnel on how to expand into IMEs for liability claims. As part of the integration process, we also seek to adopt the best practices of our most successful divisions to increase productivity and efficiency.

          We also believe that the expected success of our national account marketing effort, when combined with our fifteen offices across the country responsible for providing those clients with the fast and efficient local service they are accustomed to receiving, will translate into meaningful organic growth and profitability and will create barriers to entry for smaller local and regional competitors. We also seek to create a culture throughout our organization that encourages teamwork and incentivizes achievement of business objectives by setting clear goals, measuring performance and making virtually every employee a participant in our success through the grant of stock options.

Creating a Strong Identity for ExamWorks

          We have developed and intend to continue to develop strong local, regional and national marketing programs designed to create a strong brand identity for ExamWorks. Our marketing programs emphasize (i) our national footprint; (ii) our ability to serve clients consistently across the country with the full range of IME services without the need for clients to deal with a multitude of providers; (iii) our superior information technology infrastructure and (iv) our fast and efficient local service and support. Our marketing and branding programs include advertising, participation in trade shows and a well-organized and constant face-to-face sales effort. Our website represents an important calling card to the market by communicating our national capabilities while at the same time focusing on our extensive and well-known local and regional service and support capabilities.

Providing Additional Services

          The services we provide are critical to our clients’ claim processing, fraud detection and cost containment efforts. We intend to expand our service offerings to enter complementary areas of cost containment and fraud detection. As the cost of claims continues to increase, we believe that there are substantial growth opportunities in our becoming a single source provider offering our suite of services that help our clients control costs. These services also represent a significant opportunity to leverage our professional panel of physicians and other healthcare professionals engaged by the Company as independent contractors.

Continuing to Develop Best In Class Information Technology Infrastructure

          One of our first priorities was to develop the best software solutions to manage our growing business and which allows us to provide our clients with the most efficient and robust management and reporting functionality possible. Our first step to accomplish that goal was to assemble an experienced and proven team of professionals to lead our technology effort. We then acquired IME Software Solutions in July 2009. IME Software Solutions developed the leading software solution for the IME industry, a platform that is deployed in nearly 80 companies. We are now using our experienced team and industry knowledge to create the next generation of industry leading technology that we would deploy throughout our entire organization. We believe that our technological platform gives us a significant competitive advantage.

Services

Independent Medical Examinations

          Our IMEs are designed to provide authoritative and accurate answers to questions regarding the nature and extent of medical conditions or personal injury, their cause and appropriate treatment. IMEs are provided by independent physicians or other healthcare professionals not involved in the care or treatment of the individual. IMEs are used by our clients as part of their claims or liability management process in order to verify the veracity of, among others, workers’ compensation, disability and personal injury claims. IMEs are also used by attorneys in connection with the prosecution of legal actions related to personal injury, which services also include appearing and testifying as expert witnesses in those proceedings. Our IMEs are performed by a panel of over 12,000 independent, highly qualified and credentialed physicians who are supported by a full complement of related healthcare professionals. These physicians and other professionals are engaged by us on an independent contractor basis.

Medical Records Reviews

          We also offer medical records review services. A medical records review is designed to provide a medical opinion without a physical examination of the relevant individual, which eliminates the need and related costs of scheduling appointments. The medical records review of an individual includes an opinion as to the medical nature, origin and treatment of a claim without requiring a physical exam. Medical records reviews include, but are not limited to:

•	Nurse File Reviews;

•	Peer Reviews;

•	Record Reviews; and

•	Radiology Reviews.

          Our medical records reviews provide an informed, credible, and evidence-based medical opinion, prepared by one of our independent healthcare professionals, that addresses a claimant’s condition. These reviews examine and include opinions as to causal relationships, the necessity of medical service and treatment. These reviews of diagnostic studies and medical records guide the handling of claims to facilitate their fair and proper handling. The reviews typically address the following concerns related to a claimant’s condition and treatment: reasonableness and appropriateness; medical necessity of care; causality; and mitigating conditions with relevant associated and degenerative conditions.

          Radiology reviews render an opinion as to the veracity of a previously interpreted diagnostic study. ExamWorks has engaged a panel of American Medical Board Certified radiologists who analyze the original diagnostic opinion. These opinions are a prudent and cost-effective way to ensure that the claimant’s condition is properly understood so that parties can reach appropriate resolutions to claims.

Technology

          We believe our technology team and infrastructure is the most advanced in the IME industry and provides us with a sustainable competitive advantage. The architecture of the information technology platform is built in a Private Virtual Cloud Computing Network (PVCCN). The particular Cloud Computing Environment application deployed is known as a Platform as a Service (PaaS). We believe that no other competitor in the IME industry uses a PVCCN or any of its associated applications. ExamWorks is one of the first sites chosen by Cisco Systems, Inc. to deploy this specialized network. The competitive advantages that the PVCCN and our platform provide relate to central data collection, data privacy controls, elimination of cost centers, business continuity procedures, and data mining capabilities. In the aggregate, these competitive advantages drive an overall lower cost structure and allow us to continue to grow our business with minimal incremental additional capital investment.

Sales and Marketing

          We offer our services primarily through a direct sales force of local, regional and national representatives employed by us. Our sales force promotes and sells our services to existing and new customers and constantly seeks to expand the types of services we offer to existing clients. We are also intensely focused in the development of national account clients at the corporate level, an effort that also involves our most senior executive officers.

          Our marketing efforts focus on creating a strong brand identity for ExamWorks by our participation in industry trade shows, our website, our advertising and by the development of industry related seminars and educational opportunities.

Customers

          We provide services to customers in the following industries: workers’ compensation, liability insurance, no fault auto insurance, and short and long-term disability insurance. Our customers include insurance carriers, federal and state agencies, law firms, third-party claim administrators and self-insured parties. Our geographic reach enables us to offer our services to customers at both a local and national level. No single customer represented more than 10% of our pro forma revenues in 2009.

Employees

          As of February 12, 2010, we had 398 employees, of whom approximately 330 are full-time employees. None of our employees are represented by a union or collective bargaining agreements. We believe our relationship with our employees to be good, which is a key component of our operating strategy. We seek to create a corporate culture in which virtually every employee benefits from his or her and our success through participation in our employee stock option program and a culture that rewards performance and accountability.

Liquidity and Capital Resources

          Our principal capital requirements are to fund acquisitions. To date, we have funded our capital needs from cash flow generated from operations, seed capital of $12 million, a subsequent private placement to existing shareholders and management of $5.5 million and our credit facilities. We have also funded our acquisition program with equity issuances to sellers and with seller debt financing.

          We have days sales outstanding of approximately 35 and have no inventory or other significant working capital requirements making our business model highly attractive and our working capital needs minimal. For 2009, our operating cash flow exceeded 60% of adjusted EBITDA and we expect that metric to improve in 2010. In 2009, we incurred approximately $1.5 million in capital expenditures related to our initial investment in infrastructure and, consequently, expect to continue to grow our business with minimal incremental additional capital investment.

Credit Facility and other Indebtedness

          On December 18, 2009, we entered into a secured $55 million Credit Facility with Fifth Third Bank as administrative agent and other lenders party thereto (the “Credit Facility”). The Credit Facility consists of a $50 million term loan facility and a $5 million revolving credit facility. The Credit Facility is available to finance our working capital needs and acquisition program. Borrowings under the Credit Facility bear interest at a base rate plus 5.0% for base rate loans or at a LIBOR base rate plus 5.5% for LIBOR Loans with a LIBOR floor of 2.0%. The Credit Facility is secured by a first priority lien on substantially all of the assets of the Company and its subsidiaries. In addition, the equity interest of our largest stockholder, ExamWorks Holdings LLLP, has been pledged as collateral to secure our debt. As of December 31, 2009, there was $32.6 million outstanding under the term loan and $0.6 million outstanding under the revolving line of credit of our Credit Facility. The Credit Facility matures on December 18, 2012. We have already initiated discussions with our lenders to increase our facility for acquisitions by at least an additional $30 million.

          In addition to amounts outstanding under our Credit Facility, we have seller debt outstanding in the aggregate amount of $6.7 million. This seller financing is unsecured and subordinated to the Credit Facility and is generally payable quarterly over three years from the date of the acquisition and bears interest at 6.0% per annum.

          Pursuant to a letter agreement dated December 18, 2009 between ExamWorks Holdings, LLLP (“Holdings”) and Fifth Third Bank, Holdings agreed that at any time there is an event of default under the Credit Facility, if requested by Fifth Third Bank, Holdings will take such action as is necessary to allow a majority of the total number of members of the Company’s Board of Directors to be nominated by Fifth Third Bank. This obligation will terminate upon the termination or expiration of the Company’s Stockholders’ Agreement.

          The Company is also party to an Interest Rate Protection Agreement (the “Swap Agreement”) dated as of July 23, 2008 with Bank of America, N.A., with an original notional amount of $12,390,000 and an initial term of five years. As of December 31, 2009, the Swap Agreement was “out of the money” by approximately $612,000.

Private Placement of Common Stock

          On January 7, 2010, we completed the private placement of an aggregate of 387,051 shares of our Common Stock. 243,209 shares were issued to existing stockholders and certain employees of the Company at a purchase price of $14.21 per share. As described further in “Certain Relationships and Related Party Transactions,” we issued 143,842 shares to two of our directors, Richard E. Perlman and James K. Price, in connection with an amendment to the Monitoring Fee Agreement between the Company and Compass Partners, L.L.C. (“Compass Partners”), whereby our ongoing obligation to pay Compass Partners a cash monitoring fee for certain services provided by Compass Partners was terminated. See “Certain Relationships and Related Party Transactions.”

MANAGEMENT

Directors, Executive Officers and Key Employees

          The following table and descriptions sets forth certain information concerning our directors, executive officers and certain key employees as of February 12, 2010:

Name	Age	Position

Richard E. Perlman	63	Co-Chairman and Co-Chief Executive Officer, Director
James K. Price	51	Co-Chairman and Co-Chief Executive Officer, Director
J. Thomas Presby	69	Director
Wesley J. Campbell	43	President
J. Miguel Fernandez de Castro	37	Senior Vice President and Chief Financial Officer
Brian K. Denton	42	Chief Technology Officer
Kevin J. Kozlowski	47	Vice President and Chief Information Officer
Joshua W. LeMaire	36	Vice President, Sales and Marketing
Crystal B. Patmore	38	Vice President and Secretary

          Richard E. Perlman has been our Co-Chairman of the Board, Co-Chief Executive Officer and a director since July 2008. Mr. Perlman is also the President of Compass Partners, L.L.C., a merchant banking and financial advisory firm he founded in 1995 that specializes in middle market companies and corporate restructuring. Mr. Perlman served as Chairman and Director of TurboChef Technologies, Inc. from October 2003 until January 2009, when TurboChef was acquired by The Middleby Corporation. Mr. Perlman was the Chairman of PracticeWorks, Inc. from March 2001 until its acquisition by The Eastman Kodak Company in October 2003. Mr. Perlman served as Chairman and Treasurer of AMICAS, Inc. (formerly VitalWorks Inc.) from January 1998 and as a Director from March 1997 until the completion of the spin-off of PracticeWorks, Inc. from VitalWorks in March 2001. Prior to this time, Mr. Perlman was involved in the acquisition and operation of several private companies in the home furnishings, automobile replacement parts and real estate industries where he was a principal and Chief Executive Officer. Mr. Perlman is a Director of Alloy, Inc., a media and marketing services company as well as several other privately held companies. Mr. Perlman serves as a Trustee of the James Beard Foundation and as a Director on the non-profit board of Fighting Chance. Mr. Perlman received a B.S. in Economics from the Wharton School of the University of Pennsylvania and a Masters in Business Administration from Columbia University Graduate School of Business.

          James K. Price has been our Co-Chairman of the Board, Co-Chief Executive Officer and a director since July 2008. From October 2003 to January 2009, Mr. Price served as President, Chief Executive Officer and Director of TurboChef Technologies, Inc. Mr. Price served as President, Chief Executive Officer and a Director of PracticeWorks, Inc. from 2001 until its acquisition by The Eastman Kodak Company in October 2003. Mr. Price was a founder of VitalWorks Inc. and served as its Executive Vice President and Secretary from July 1997 until the completion of the spin-off of PracticeWorks, Inc. in March 2001. Mr. Price also served as an executive officer of American Medcare and also co-founded and was as an executive officer of International Computer Solutions, which companies were acquired by VitalWorks Inc. Mr. Price sits on the Board of Directors of several other privately held companies and non-profit organizations. Mr. Price holds a B.A. in marketing from the University of Georgia.

          J. Thomas Presby has been a director of the Company since June 2009. From December 2003 to January 2009, Mr. Presby was a director of TurboChef Technologies, Inc. In June 2002, Mr. Presby retired as a partner with Deloitte Touche Tohmatsu, an international accounting and consulting firm. Over a period of 30 years, Mr. Presby held many positions with Deloitte in the United States and abroad, including deputy chairman and chief operating officer from 1995 until his retirement. Mr. Presby also served as the chief executive officer of Deloitte & Touche in Europe and Central Europe between 1990 and 1995. During the 1980s, Mr. Presby launched and served as the managing partner of the Financial Services Center, an industry-focused practice unit of the firm. Mr. Presby currently serves as a director of Tiffany & Co., Invesco Ltd., American Eagle Outfitters Inc., First Solar, Inc. and World Fuel Services Corporation. From June 2002 to October 2003, Mr. Presby was a director of PracticeWorks, Inc. Mr. Presby received a B.S. in Electrical Engineering from Rutgers University, and an M.S. in Industrial Administration from the Carnegie Mellon University Graduate School of Business. Mr. Presby is a Certified Public Accountant in New York and Ohio.

          Wesley J. Campbell has been our President since July 2008. Mr. Campbell leads the acquisitions process, manages the daily corporate operations and oversees the integration of newly acquired companies. During his career, Mr. Campbell has played a key role in acquiring and integrating over 60 companies and has over 20 years experience in the medical and dental technology industries. From 2006 to 2007, Mr. Campbell served as Vice President of International for Kodak Dental Systems and from 2003 to 2006 served as President of PracticeWorks, Inc., and Chief Operating Officer from 2001 to 2003. From 1997 to 2001, Mr. Campbell served as Vice President of Technical Services for VitalWorks Inc. and from 1986 to 1997 served as General Manager of CCI. Mr. Campbell graduated from DeVry Institute of Technology.

          Jose Miguel Fernandez de Castro has been our Senior Vice President and Chief Financial Officer since March 2009. Mr. Fernandez de Castro manages the finance and treasury functions as well as acquisition due diligence. From October 2007 to February 2009, Mr. Fernandez de Castro was Senior Vice President and Chief Financial Officer of TurboChef Technologies, Inc. and Vice President of Finance since April 2004. From October 2003 to February 2004, Mr. Fernandez de Castro served as the Controller of Practice Works, Inc. and served as Director of Financial Reporting from 2000 until its acquisition by The Eastman Kodak Company in October 2003, during which time PracticeWorks was a publicly-traded company. Mr. Fernandez de Castro began his career in the audit services group of BDO Seidman, LLP. Mr. Fernandez de Castro is a Certified Public Accountant and a member of the Georgia Society of CPAs. Mr. Fernandez de Castro received a B.A. in Economics and Spanish and a M.A. in accounting from the University of North Carolina at Chapel Hill.

          Brian K. Denton has been our Chief Technology Officer since September 2008. Mr. Denton is responsible for the development and integration of the Company’s systems and software platform. From March 2003 to August 2008, Mr. Denton served as Chief Information Officer for Kodak Dental Systems and from December 1997 to March 2003 served as Director of Information Technology for AJC International. Mr. Denton has been recognized as an innovator and named in numerous publications including The Wall Street Journal and White Papers by Bomgar Corporation and VMware. Mr. Denton has been a member of several Fortune 1000 technical advisory boards. Mr. Denton has more than 10 years of experience focusing on medical and dental technology and over 30 years of IT experience. Mr. Denton holds a B.S. in Computer Science from the University of Georgia.

          Kevin J. Kozlowski has been our Chief Information Officer since July 2008. Mr. Kozlowski oversees the Company’s information systems, architecture and infrastructure and has more than 25 years of experience in the healthcare information technology industry. From October 2003 to June 2007, Mr. Kozlowski served as Vice President, Research and Development at Kodak Dental Systems and from March 2001 to October 2003 at PracticeWorks, Inc. Mr. Kozlowski was President and founder of Human Touch Software from 1984 to December 1999, where he was the lead developer of the PatientBase dental practice management system. Mr. Kozlowski received a B.S. in computer science from California State University at Sacramento.

          Joshua W. LeMaire has been our Vice President, Sales and Marketing since September 2008. Mr. LeMaire manages the Company’s corporate branding initiative, sales and marketing programs and strategic corporate relationships. From 2003 to 2008, Mr. LeMaire was Executive Vice President of Sales and Marketing at Becker-Parkin Dental Supply Co. where he and his team successfully grew the company and sold it to Henry Schein, Inc. Mr. LeMaire has more than 15 years of medical industry experience. Mr. LeMaire attended The Ohio State University.

          Crystal B. Patmore has been our Secretary and Vice President, Human Resources since March 2009. Ms. Patmore works closely with the finance team and is integral in the due diligence and forensic accounting processes, and is also responsible for the Company’s risk management function. From December 2003 to February 2009, Ms. Patmore served as Vice President of Human Resources and Director of Business Development for TurboChef Technologies, Inc. From March 2001 to October 2003, Ms. Patmore was the Controller at PracticeWorks, Inc. From 1997 to March 2001, Ms. Patmore served as the Accounting Manager at VitalWorks Inc. Ms. Patmore holds a B.B.A. in accounting from Georgia State University.

2008 Stock Option Plan

          On April 14, 2008, our Board of Directors adopted the 2008 Stock Option Plan (the “Plan”). This Plan authorizes the Company to make grants of stock options to purchase shares of Common Stock of the Company to its employees, directors and/or consultants (each, a “Grantee” and, collectively, “Grantees”). The following summary of the Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the Plan.

General

          A maximum of one million (1,000,000) shares of Common Stock has been reserved for issuance under the Plan. As of February 12, 2010, we have granted stock options to purchase an aggregate of 338,915 shares of Common Stock (including stock options which will be issued in connection with certain recent acquisitions and other matters, and excluding canceled stock options). In addition, stock options to purchase 200,000 shares of Common Stock have been reserved for possible issuance to our two most senior executive officers. If and when granted, such stock options will have an exercise price of not less than $34.10 per share and may include terms that provide that all or a portion of such stock options will vest upon the consummation of the Company’s initial public offering of its Common Stock.

          The exercise price for each stock option granted under our Plan is determined by the Board of Directors or, if so provided by the Board of Directors, by a committee thereof, subject to certain limitations. No Grantee may be granted, in any calendar year, stock options to purchase more than five hundred thousand (500,000) shares. However, the foregoing limitation is not applicable prior to the first date upon which our Common Stock is listed on a stock exchange or interdealer quotation system and, following such date, the foregoing limitation shall not apply until the earliest to occur of (i) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan); (ii) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; (iv) the first meeting of stockholders at which directors of the Company are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Securities Exchange Act of 1934, as amended; or (v) such other date required by Section 162(m) of the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder.

          Our Board of Directors or, if so provided by it, a committee thereof, may at any time offer to buy out a stock option which has been previously granted for payment in cash or Common Stock.

Vesting and Change of Control Event

          Stock options granted under our Plan will vest at rates and conditions specified in the applicable option agreement. However, unless the option agreement specifies otherwise, in the event of a Change of Control (as defined in the Plan), if the surviving or acquiring corporation does not (i) assume stock options outstanding under the Plan or (ii) does not substitute similar stock options for those outstanding, then stock options held by Grantees whose employment with the Company has not terminated prior to such event shall vest and be made fully exercisable at least ten (10) days prior to the closing of the Change of Control. Any other stock options outstanding under the Plan shall be terminated if not exercised prior to the closing of the Change of Control.

          In addition, for stock options granted prior to February 4, 2010, which constitute the vast majority of outstanding stock options, the definition of Change of Control includes the consummation of the initial public offering of the Company’s Common Stock, which means that such stock options will vest and become exercisable at such time. Effective February 4, 2010, the definition of Change of Control was modified to remove the consummation of the initial public offering of the Company’s Common Stock, which means that stock options granted after such date will not vest in connection with the Company’s initial public offering of Common Stock.

Transferability of Stock Options

          Except as provided in an option agreement, stock options are not transferable other than by will or by the laws of descent or distribution. This limitation does not apply, however, to Common Stock acquired pursuant to exercise of a stock option following an Initial Public Offering (as defined in the Plan).

Term of Stock Options and Plan

          The term of each stock option will be stated in the applicable option agreement; provided, however, that such term may not be more than ten (10) years from the date of its grant, subject to certain limitations. Notwithstanding the foregoing, any unexercised stock option (whether vested or not vested) will immediately expire upon the Grantee’s termination of employment with us or any of our affiliates for Cause (as defined in the Plan).

          The Plan’s term expires on July 14, 2018.

Amending or Terminating the Plan

          Our Board of Directors may amend or terminate the Plan at any time. However, without stockholder approval given within twelve (12) months before or after such action by it, the Board of Directors may not (i) increase the number of Common Stock which may be issued under the Plan or (ii) extend the term of the Plan.

                    Stock options granted under our Plan may not be impaired or affected by any amendment of our Plan, without the consent of the affected Grantees. Furthermore, the Board of Directors must obtain stockholder approval of any amendment to the Plan to the extent necessary and desirable to comply with requirements relating to the administration of stock options plans under applicable laws.

PRINCIPAL SHAREHOLDERS

          The following table sets forth information regarding the beneficial ownership of our Common Stock as of February 12, 2010, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;

•	each of our officers and directors; and

•	all our executive officers, certain key employees and directors as a group.

                    Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment powers with respect to all shares of Common Stock shown to be beneficially owned by them. Shares of Common Stock that may be acquired by an individual or group within 60 days of February 12, 2010, pursuant to the exercise of stock options, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 2,749,725 shares of Common Stock outstanding on February 12, 2010.

	Common Stock
Name and Address of Beneficial Owner	Number of Shares (1)	Percentage of Common Stock (2)
ExamWorks Holdings, LLLP (3)	1,308,673	47.59%

Edward M. Decter	249,354	9.07%

Steven G. Robbins	249,354	9.07%
Thomas P. Anderson and Lynn C. Anderson	243,228	8.85%

William A. Shutzer (4)	239,923	8.73%
Richard E. Perlman (5)	1,380,594	50.21%
James K. Price (6)	312,026	11.35%
J. Thomas Presby (7)	25,243	*
Wesley J. Campbell (8)	21,699	*
J. Miguel Fernandez de Castro (9)	40,615	1.47%
Brian K. Denton (10)	4,500	*
Kevin J. Kozlowski (11)	28,927	1.05%
Crystal Patmore (12)	31,410	1.14%
Joshua W. LeMaire (13)	12,130	*
All Executive Officers, Certain Key Employees and Directors as a Group (9 persons)	1,857,144	67.52%

*	Less than 1%

(1)	This column includes all shares of Common Stock beneficially owned, including all shares of Common Stock that can be acquired through stock option exercises within 60 days of February 12, 2010.

(2)

In calculating the percentage owned for a particular stockholder, we assumed that any stock options for the purchase of Common Stock that are currently exercisable by that stockholder within 60 days of February 12, 2010 are exercised by that stockholder (and the underlying shares of Common Stock issued), and that the shares of Common Stock were distributed by Holdings to that stockholder if he or she is a limited partner of Holdings.

The total number of shares of Common Stock used in calculating the percentage owned for a particular stockholder assumed a base of 2,749,725 shares of issued and outstanding Common Stock as of February 12, 2010 and no exercise of stock options (other than those exercisable by that particular stockholder within 60 days of February 12, 2010.

(3)

The sole general partner of Holdings is Compass Partners, L.L.C. (“Compass Partners”). Mr. Perlman is the President of Compass Partners and also is a limited partner of Holdings. The Common Stock owned by Holdings has been pledged as collateral to secure our Credit Facility.

(4)

Shares beneficially owned by Mr. Shutzer include 239,923 of shares of Common Stock currently owned by ExamWorks Holdings, LLLP (“Holdings”), which Mr. Shutzer would own if distributed by Holdings to its limited partners.

(5)

Shares beneficially owned by Mr. Perlman include 1,308,673 shares of Common Stock currently owned by Holdings, which is controlled by Mr. Perlman. If Holdings distributed such shares of Common Stock to its limited partners, Mr. Perlman would own (i) 213,144 shares of Common Stock directly, (ii) 24,279 shares of Common Stock through a Roth IRA, and (iii) 2,500 shares of Common Stock indirectly through Compass Partners.

(6)	Shares beneficially owned by Mr. Price include 240,105 of shares of Common Stock currently owned by Holdings, which Mr. Price would own if distributed by Holdings to its limited partners.
(7)	Shares beneficially owned by Mr. Presby include 13,632 of shares of Common Stock currently owned by Holdings, which Mr. Presby would own if distributed by Holdings to its limited partners.
(8)

Shares beneficially owned by Mr. Campbell include 16,246 shares of Common Stock issuable upon exercise of stock options and 5,453 of shares of Common Stock currently owned by Holdings, which Mr. Campbell would own if distributed by Holdings to its limited partners.

(9)

Shares beneficially owned by Mr. Fernandez de Castro include 12,997 shares of Common Stock issuable upon exercise of stock options and 16,358 of shares of Common Stock currently owned by Holdings, which Mr. Fernandez de Castro would own if distributed by Holdings to its limited partners.

(10)	Shares beneficially owned by Mr. Denton represent 4,500 shares of Common Stock issuable upon exercise of stock options.
(11)

Shares beneficially owned by Mr. Kozlowski include 6,498 shares of Common Stock issuable upon exercise of stock options and 13,632 of shares of Common Stock currently owned by Holdings, which Mr. Kozlowski would own if distributed by Holdings to its limited partners.

(12)

Shares beneficially owned by Ms. Patmore include 5,833 shares of Common Stock issuable upon exercise of stock options and 16,358 of shares of Common Stock currently owned by Holdings, which Ms. Patmore would own if distributed by Holdings to its limited partners.

(13)	Shares beneficially owned by Mr. LeMaire include 3,333 shares of Common Stock issuable upon exercise of stock options.

DESCRIPTION OF CAPITAL STOCK

Common Stock

          Pursuant to our Certificate of Incorporation, we are authorized to issue 7,000,000 shares of Common Stock, par value $0.0001 per share. As of February 12, 2010, 2,749,725 shares of our Common Stock were issued and outstanding (excluding stock options to purchase 338,915 shares of Common Stock previously issued and not exercised or canceled or which will be issued in connection with certain recent acquisitions and other matters). In addition, stock options to purchase 200,000 shares of Common Stock have been reserved for possible issuance to our two most senior executive officers. If and when granted, such stock options will have an exercise price of not less than $34.10 per share and may include terms that provide that all or a portion of such stock options will vest upon the consummation of the Company’s initial public offering of its Common Stock.

          Holders of our Common Stock are entitled to one vote for each share of stock held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to rights that may be fixed for holders of Preferred Stock, when and if any Preferred Stock is issued (including the Series A Preferred Stock offered hereby), holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. In the event of our liquidation, dissolution, winding up or merger, consolidation, sale or transfer of all or substantially all of our assets, holders of Common Stock will be entitled to share in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock.

          Holders of our Common Stock have no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Preferred Stock

          Our Certificate of Incorporation authorizes the issuance of up to 1,000,000 shares of Preferred Stock, par value $0.0001 per share, in one or more series. The Board of Directors may determine the designations, powers, preferences, rights, qualifications, limitations and restrictions of each such series.

          Our Board of Directors has authorized the issuance of up to 887,910 shares of the Series A Preferred Stock. Assuming the Minimum Offering is subscribed for, there will be 146,627 shares of Series A Preferred Stock issued and outstanding and 853,373 shares of Preferred Stock authorized and unissued. Assuming the Maximum Offering is subscribed for, there will be 814,597 shares of Series A Preferred Stock issued and outstanding and 185,403 shares of Preferred Stock authorized and unissued. The Placement Agent may elect to receive all or a portion of its cash fee and expense allowance in shares of Series A Preferred Stock, in which case, assuming the Minimum Offering, there will be 159,823 shares of Series A Preferred Stock issued and outstanding and 840,177 shares of Preferred Stock authorized and unissued and, assuming the Maximum Offering, there will be 887,910 shares of Series A Preferred Stock issued and outstanding and 112,090 shares of Preferred Stock authorized and unissued. The rights and preferences of the Series A Preferred Stock are as set forth below in the “Description of the Series A Preferred Stock.” Other than the Series A Preferred Stock offered hereby, no other Preferred Stock has been authorized and none is outstanding.

Stock Options

          The Company has reserved 1,000,000 shares of its Common Stock for issuance under its 2008 Stock Option Plan, as amended (the “Plan”). As of February 12, 2010 the Company has granted stock options to purchase an aggregate of 338,915 shares of Common Stock under the Plan (including stock options which will be issued in connection with certain recent acquisitions and other matters, and excluding canceled stock options). In addition, stock options to purchase 200,000 shares of Common Stock have been reserved for possible issuance to our two most senior executive officers. If and when granted, such stock options will have an exercise price of not less than $34.10 per share and may include terms that provide that all or a portion of such stock options will vest upon the consummation of the Company’s initial public offering of its Common Stock. See “Management—2008 Stock Option Plan” for a more detailed description of the terms of the Plan.

DESCRIPTION OF THE SERIES A PREFERRED STOCK

          We are offering to sell through the Placement Agent a minimum of 146,627 and a maximum total of 814,597 shares of the Series A Preferred Stock. The summary of certain terms and provisions of our Series A Preferred Stock contained herein does not purport to be complete and is subject to, and qualified in its entirety by reference to our Certificate of Designation, the form of which is attached as Exhibit E hereto and incorporated by reference herein. Prospective investors should read the information under “Restrictions on Transferability and Other Rights – Investor Rights Agreement” and “Restrictions on Transferability and Other Rights – Stockholders’ Agreement” for more information regarding the additional restrictions and other terms and conditions applicable to holders of the Series A Preferred Stock.

Dividends

          The holders of the Series A Preferred Stock have preferential rights with respect to dividends. Each Share will provide for a dividend which shall accrue at a rate per annum of 12% of the Original Issue Price (as defined below), compounded annually; provided, however, that dividends shall stop accruing upon any redemption of the Series A Preferred Stock. Such dividends shall only be payable in the event of a Liquidation Event or Deemed Liquidation Event (each, as defined below) or upon redemption of the Series A Preferred Stock. Dividends will begin to accrue from the Termination Date. The “Original Issue Price” shall mean $34.10 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

          In addition, if and to the extent a dividend is declared and to be paid upon shares of Common Stock or any other securities of the Company ranking junior to the Series A Preferred Stock (“Junior Securities”), the holders of the Shares will be entitled to receive such dividends or distributions on an as converted basis.

Liquidation Preference

          In the event of a Liquidation Event, the holders of the Shares shall be entitled to be paid, prior to any distribution or payment to the holders of the Common Stock or any other stock ranking junior to the Shares, a liquidation preference in an amount equal to the greater of (i) one times the original issue price of the Series A Preferred Stock (the “Original Issue Price”), plus any accrued and unpaid dividends and any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to such Liquidation Event

          If upon any such Liquidation Event, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled pursuant to the liquidation preference rights described above, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Deemed Liquidation Event

          Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least 66% of the outstanding shares of Series A Preferred Stock elect otherwise by written notice sent to the Company at least 10 days prior to the effective date of any such event:

          (i)          a merger or consolidation in which the Company is a constituent party; except any such merger or consolidation in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another company immediately following such merger or consolidation, the parent company of such surviving or resulting corporation (provided, that, all shares of Common Stock issuable upon exercise of options, warrants or similar rights outstanding immediately prior to such merger or consolidation or upon conversion of the Series A Preferred Stock outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

           (ii)           the sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, except where such sale, lease, transfer or other disposition is to a majority-owned subsidiary of the Company.

          The Company shall not have the power to effect a Deemed Liquidation Event referred to in (i) above unless the agreement or plan of merger or consolidation for such transaction provides that holders of the Series A Preferred Stock shall receive the amount payable upon the occurrence of a Liquidation Event. In the event of a Deemed Liquidation Event referred to in (ii) above, if the Company does not dissolve within 90 days, holders of at least 66% of the Series A Preferred Stock will be entitled to cause the Company to redeem all outstanding Series A Preferred Stock at a redemption price equal to the amount payable upon the occurrence of a Liquidation Event, to the extent funds are legally available for the payment thereof.

          Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the available proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, the Company shall redeem a pro rata portion of each holder’s shares of Series A Preferred Stock to the fullest extent of such available proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the available proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Company has funds legally available therefor.

Redemption Rights

          We have the right at any time, and from time to time, during the Redemption Period (as defined below) to redeem all, and not less than all, of the outstanding shares of Series A Preferred Stock at a per share price in cash equal to the Conversion Price (as defined below) then in effect multiplied by 1.75.

          In order to exercise this right, we must provide written notice of such redemption to each holder of record of shares of Series A Preferred Stock, at least 30 days, but no more than 60 days prior to the date on which such redemption shall take place.

          The “Redemption Period” shall mean any time on and after the third anniversary of the original issue date of the Series A Preferred Stock and prior to the consummation of a Liquidation Event, Deemed Liquidation Event or Qualified Public Offering (as defined below).

Conversion Rights

          Optional Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder, into that number of shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price per share then in effect for such Shares. The initial “Conversion Price” per share shall be the Original Issue Price, subject to adjustment as set forth in “Anti-Dilution Provisions” below.

          If a holder seeks to convert Series A Preferred Stock following the filing by the Company of a registration statement with the SEC in connection with a Qualified Public Offering, such conversion may be conditioned upon the closing of such Qualified Public Offering. If the Series A Preferred Stock are being redeemed by the Company, the foregoing conversion rights shall terminate at the close of business on the last full day preceding the applicable redemption date.

          No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors.

          Mandatory Conversion. The Shares shall convert automatically into shares of Common Stock at the then applicable conversion rate, in the event of the closing of a firm commitment underwritten public offering on a national securities exchange of Common Stock with a price of not less than two times the Original Issue Price of the Series A Preferred Stock and aggregate net proceeds to the Company of not less than $40 million (a “Qualified Public Offering”).

Anti-Dilution Provisions

          The Series A Preferred Stock will be protected against dilution on a weighted average basis in the event we issue (or are deemed to issue) shares of Common Stock or securities convertible into Common Stock (other than in connection with transactions specifically excluded in the Certificate of Designation) at a price less than the Conversion Price. Issuances that will not trigger an adjustment include (i) securities issued upon conversion of or as a dividend or distribution on the Series A Preferred Stock, (ii) securities issued to officers, directors, employees and certain other person if approved by the Board of Directors, subject to certain limitations, (iii) securities issued upon exercise of options or conversion of convertible securities, (iv) securities issued in connection with the acquisition by the Company of stock or assets of another entity if approved by the Board of Directors, (v) securities issued to certain financial institutions in connection with debt financings, equipment leasing or real property leasing transactions approved by the Board of Directors, subject to certain limitations, (vi) securities issued pursuant to certain strategic transactions if approved by the Board of Directors, subject to certain limitations; and (vii) securities issued pursuant to the warrant issued to the Placement Agent in connection with this Offering.

          In addition, no adjustment will be made to the Conversion Price if the Company receives written notice from holders of at least 66% of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made.

          The Conversion Price for the Series A Preferred Stock is also subject to adjustment for certain share splits and combinations, dividends, distributions, and mergers, reorganization or similar transactions, as set forth in the Certificate of Designation.

Voting

          Except as provided under the discussion of protective provisions below (or as otherwise required by law), each holder of a Share will be entitled to that number of votes on all matters presented to the Company’s stockholders equal to the number of shares of Common Stock then issuable upon conversion of such Shares. In addition, our Stockholders’ Agreement, which each holder of shares of the Series A Preferred Stock will become a party to, contains voting provisions requiring stockholders to vote all shares of their stock in favor of director nominees designated by ExamWorks Holdings, LLLP. See “Restrictions on Transferability and Other Rights—Stockholders’ Agreement.”

Protective Provisions

          At any time when at least 15% of the shares of Series A Preferred Stock issued on the Original Issue Date are outstanding, the Company shall not, either directly or indirectly, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 66% of the outstanding shares of Series A Preferred Stock separately as a class: (i) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws in a manner adverse to rights of the holders of the Shares; (ii) create, authorize, designate or issue any other shares of any class or series of capital stock of the Company convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Shares; or (iii) purchase or redeem or pay any dividend on any capital stock (other than a dividend payable only in Common Stock or in any other stock ranking junior to the Series A Preferred Stock) unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption.

Restrictions on Transfer

          The Shares and the Common Stock into which the Shares are convertible have not been registered under the Securities Act or any applicable state securities laws and may not be offered or sold except pursuant to an effective registration statement or in accordance with an exemption from the registration requirements of the Securities Act and applicable state securities laws. See “Restrictions on Transferability of Securities and Other Rights.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

          The Company entered into a Monitoring Fee Agreement, dated July 14, 2008 (as amended, the “Monitoring Fee Agreement”), with Compass Partners, L.L.C. (“Compass Partners”), which is the general partner of our majority stockholder, ExamWorks Holdings, LLLP. In accordance with the Monitoring Fee Agreement, Compass Partners renders to us monitoring, advisory and consulting services in relation to our debt and equity offerings, dispositions or acquisitions and other similar transactions. In consideration of the services provided, we originally agreed to pay Compass Partners a monitoring fee equal to five percent of our Adjusted EBITDA (as defined in that certain Credit Agreement, dated July 14, 2008, between us and Bank of America, N.A., as amended from time to time). In order to, among other things, maximize the amount of cash available to the Company, the Board of Directors determined that it was in the Company’s and its stockholders’ best interest to eliminate our obligation to pay Compass Partners this monitoring fee. Accordingly, the Monitoring Fee Agreement has been amended to eliminate the ongoing obligation to pay the monitoring fee in exchange for the one-time issuance of 143,842 shares issued in connection with our recent offering of Common Stock which concluded on January 7, 2010. Compass Partners directed us to issue one half of such shares to each of Richard E. Perlman and James K. Price, our Co-Chairmen and Co-Chief Executive Officers. The consideration paid represents the present value of projected future cash payments due to Compass Partners as determined by an independent appraisal obtained by us. In addition, the Company paid Compass Partners approximately $290,000 pursuant to the Monitoring Fee Agreement for services rendered prior to the effectiveness of the amendment described above.

          Redridge Finance Group (“Redridge”) provides the Company with financial due diligence services in connection with the Company’s acquisition program and served as our financial advisor with respect to our Credit Facility. P&P Investments, LLC (“P&P”), a company owned by Richard E. Perlman and James K. Price, owns approximately 33% of Redridge. In 2009, the Company paid approximately $84,000 to Redridge for diligence services and $500,000 in connection with the Credit Facility. Pursuant to a letter agreement dated December 11, 2009, Richard E. Perlman and James K. Price agreed to waive any direct or indirect right P&P has to the fees Redridge received in connection with our Credit Facility.

          The Company is a party to certain consulting agreements with each of Dr. Edward M. Decter and Dr. Steven G. Robbins, who are stockholders of the Company, which set forth the terms and conditions upon which Dr. Decter and Dr. Robbins are entitled to compensation for IMEs and other services performed by them on behalf of the Company. In addition, such agreements provide that Dr. Decter and Dr. Robbins are to be provided with a minimum number of IMEs. In 2009, Dr. Decter and Dr. Robbins received an aggregate of $819,000 and $360,000 respectively, for services performed on behalf of the Company pursuant to these arrangements.

PLAN OF DISTRIBUTION

          We are offering through the Placement Agent, a minimum of 146,627 and a maximum of 814,597 Shares, on a “best efforts minimum/maximum” basis, exclusively to persons who are “accredited investors” (as defined under Rule 501(a) of Regulation D under the Securities Act) in a transaction that is intended to be exempt from the registration requirements of federal securities laws in accordance with Section 4(2) and Regulation D promulgated thereunder. The price of one (1) Share is $34.10. The Offering will commence on the date hereof, and will terminate on the earlier of the date that all of the Series A Preferred Stock offered hereby are sold, or on April 23, 2010, or such later date as may be determined by the Company, provided such termination date may not be extended past May 24, 2010. We may allocate up to 10% of the Maximum Offering to “friends and family” of the Company.

          Investors are required to execute a Subscription Agreement provided with this Memorandum along with certain other documents, which must be delivered together with the consideration being tendered by the investor for the Shares. If subscriptions for the Minimum Offering are not received by the Termination Date, the Offering will be terminated and all funds received from Subscribers will be returned, without interest or deduction. Officers, directors, and employees of the Company and its affiliates and the Placement Agent and its affiliates may purchase the Shares, which purchases will count towards satisfaction of the Minimum Offering.

          As consideration for the services rendered and to be rendered by the Placement Agent in connection with this Offering, the Placement Agent will receive the following compensation:

(i) a one-time cash engagement fee of $25,000, which will be credited against the Company’s obligations set forth in (iv) below;

(ii)          a cash fee equal to seven percent (7%) and a non-accountable expense allowance equal to two percent (2%) of the funds received by the Company in connection with this Offering (payable at the time of closing of the Offering, or each closing of the Offering, if more than one, the “Placement Fee”). The Placement Fee may (at the Placement Agent’s sole discretion) be paid in shares of the Series A Preferred Stock;

(iii)          a warrant to purchase shares of Common Stock equal to nine percent (9%) of the total number of shares of Series A Preferred Stock sold in the Offering. The warrant will be issued to the Placement Agent (or its designee) on the Termination Date based on the number of shares of Series A Preferred Stock sold in the Offering, be exercisable for a five-year period and have an exercise price of $34.10 per Share; and

(iv) reimbursement and payment of reasonable legal fees and expenses related to the Offering up to a maximum amount of $35,000.

          In addition to payment of the commissions, expense allowances and other consideration as described above, the Placement Agent will be entitled to certain rights of first refusal with respect to future offerings by the Company for a period of 24 months following the completion of this Offering.

          The Placement Agent may sell the Shares through other broker-dealers registered with the Financial Industry Regulatory Authority and may reallocate all or part of its commission with respect to such sales.

SUBSCRIPTION PROCEDURES

          In order to subscribe for Shares, each prospective investor will be required to deliver its subscription amount by wire transfer in the amount of $34.10 per Share subscribed for (or check as provided below) and sent via the following wiring instructions:

Bank Name:	SunTrust Bank

ABA #:	061000104

Account #:	9443001321

Acct. Name:	Escrow Services Richmond

Reference #:	ExamWorks Subscription Offering Escrow –
Attn: Nickida Colbert (804) 782-7610

          All subscription proceeds will be deposited in a non-interest bearing escrow account and held by the Escrow Agent for the benefit of subscribers pending the receipt and acceptance by the Company of subscriptions for at least the Minimum Offering (approximately $5.0 million), as described more completely in the Subscription Agreement. Subscription Agreements are not binding on the Company until accepted by the Company, which reserves the right to reject, in whole or in part, in its sole discretion, any subscription. If the Company rejects all or a portion of any subscription, a check will be promptly mailed to the subscriber for all, or the appropriate portion of, the amount submitted with such subscriber’s subscription, without interest or deduction. The Company will provide a copy of the escrow agreement between the Company and the Escrow Agent to each prospective investor upon request.

          It is essential that each prospective investor who wires money indicates its name to ensure proper credit. In addition, each prospective investor must carefully read this Memorandum in its entirety, including all exhibitions and appendices hereto, and complete and execute the following:

(1)	The Subscription Agreement attached hereto as Exhibit A;

(2)	The Confidential Investor Questionnaire attached hereto as Exhibit B;

(3)	The Investor Rights Agreement attached hereto as Exhibit C;

(4)	The Joinder to the Stockholders’ Agreement attached hereto as Exhibit D;

(5)	For United States citizens or residents of the United States, an Internal Revenue Service Form W-9.

          All completed and executed documents (together with a check for the subscription amount made payable to SunTrust Bank as Escrow Agent for ExamWorks, Inc., if a subscriber elects to pay by check) must be delivered to:

Broadband Capital Management,
712 Fifth Avenue, New York, NY 10019
Attn: Michael Rapp
T: (212) 277-5301
F: (212) 702-9830

          You may contact Miguel Fernandez de Castro by phone at (404) 952-2417 or by e-mail at miguel.fernandez@examworks.com with any questions regarding the Company or the Offering.

          Any recipient choosing not to participate in the offering should return this Memorandum to the above address.

RESTRICTIONS ON TRANSFERABILITY OF SECURITIES AND OTHER RIGHTS

          The Shares offered hereby have not been registered under the Securities Act or registered or qualified under any state securities laws. The Company is offering the Shares in reliance upon exemptions from the registration requirements of the Securities Act and the registration and qualification requirements of applicable state laws. As a consequence, purchasers may not sell the Shares unless they are subsequently registered under the Securities Act and registered or qualified under applicable state laws, or an exemption from such registration and qualification is available. Any purchaser of the Shares must bear the economic risk of its investment in the Shares for an indefinite period of time. All certificates representing the Shares will bear a legend reflecting the restrictions on transferability described above and will be subject to stop-transfer orders on the Company’s records. There is currently no public market for the Shares, and no assurance can be given that a public market will develop in the future.

          The Shares will also be subject to certain restrictions contained in the Investor Rights Agreement and the Stockholders’ Agreement to be executed by each investor in connection with the Offering. A form of the Investor Rights Agreement and the Stockholders’ Agreement are attached hereto as Exhibit C and Exhibit D, respectively.

          EACH PROSPECTIVE INVESTOR SHOULD OBTAIN THE ADVICE OF THE INVESTOR’S ATTORNEY, TAX CONSULTANT AND/OR BUSINESS ADVISOR WITH RESPECT TO THE LEGAL, FINANCIAL AND TAX ASPECTS OF THIS INVESTMENT PRIOR TO SUBSCRIBING FOR THE SHARES.

Investor Rights Agreement

          Purchasers of the Series A Preferred Stock and the Company will enter into an Investor Rights Agreement effective as of the closing of the Offering. The summary of certain terms and provisions of the Investor Rights Agreement contained herein does not purport to be complete and is subject to, and qualified in its entirety by reference to the Investor Rights Agreement, attached as Exhibit C hereto and incorporated by reference herein. The Investor Rights Agreement will provide for, among other things, the following:

Required IPO

          Unless there has been a Liquidation Event or a Deemed Liquidation Event, the Company shall be required to file for an IPO within 18 months of the Termination Date and to consummate such IPO within 24 months of such date, subject to certain limited exceptions. For each month (or any pro rata portion of any month) the Company fails to meet either of these targets, the Company shall pay to the holders of the Shares a cash penalty of 2% of the purchase price paid by such holder solely for such period following the applicable deadline it fails to file for or consummate the IPO, as applicable, payable in arrears at the end of such month (or the pro rata portion thereof). The payment of this penalty is subordinated to the rights of the lenders under our credit facility and may only be paid to the extent that we are not in default under such facility (including with respect to the financial covenants contained therein) and the payment of such penalty would not result in a default under such facility (including with respect to such financial covenants). If as a result of the foregoing, we are unable to make a penalty payment if and when due, such payment will be accrued and we will be required to pay all accrued and unpaid penalty payments as soon as we are permitted to do so in accordance with the Investor Rights Agreement (including Exhibit A thereto).

Mandatory Registration

          In connection with any IPO, the Company shall use its best efforts to include in the registration statement related to such IPO, if so requested by the holders of Shares after notice and to the extent other Company stockholders are participating in such IPO as selling Stockholders, such number of shares of Common Stock underlying the Shares (the “Registrable Securities”) as is proportionate to shares included on behalf of other selling stockholders, subject to certain limitations.

Deferral of Registration

          The Company has the right (without incurring any penalty described in “Required IPO”) to defer the filing of the registration statement related to the IPO or the consummation of such IPO for a period of not more than 90 days after the date the Company is required to file for or to consummate such IPO if, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for the IPO registration statement to be filed or for the Company to consummate the IPO.

Piggyback Registration

          If the Company proposes to conduct any public offering (other than the IPO) of its Common Stock, holders of Registrable Securities will be entitled to certain “piggyback” registration rights on all such subsequent registration statements. Notwithstanding the foregoing, however, the Company has the right to terminate or withdraw any such subsequent registration statement, whether or not any holder of Registrable Securities has elected to include Registrable Securities in such registration (in which case the Company shall pay the expenses of such withdrawn registration).

Expenses

          The registration expenses with respect to such IPO or other offering that includes Registrable Securities (exclusive of stock transfer taxes, underwriting discounts and commissions) will be borne by the Company. The Company will also pay the reasonable fees and expenses of one special counsel to represent all the participating selling stockholders.

Lock-up

          Investors shall agree in connection with any IPO, if so requested by the managing underwriter, not to sell or transfer any shares of Common Stock of the Company (excluding shares acquired in or following the IPO) for a period of up to 180 days following the IPO (provided all directors and officers of the Company and holders of 5% of the Company stock agree to the same lock-up). Such lock-up agreement shall provide that any discretionary waiver or termination of the restrictions of such agreements by the Company or representatives of the underwriters shall apply, pro rata, to all holders of the Series A Preferred Stock.

Termination of Registration Rights

          The rights of any holder of Shares to request registration of the Registrable Securities shall terminate upon the earlier of (i) five years after the IPO; (ii) the occurrence of a Liquidation Event; or (iii) when all of such holder’s Registrable Securities could be sold without restriction under Rule 144 of the Securities Act within any 90-day period.

Information Rights

          Any holder of at least 146,628 shares of Series A Preferred Stock will be granted access to Company facilities and personnel during normal business hours for a proper purpose and with reasonable advance notification. The Company will deliver to all holders of Series A Preferred Stock annual and quarterly financial statements and other customary information regarding the Company.

Termination

          All rights under the Investor Rights Agreement, other than registration rights, if any, shall terminate immediately prior to the consummation of an IPO or a Liquidation Event, or upon the agreement of the Company and of holders of more than 66 2/3% of the shares of Series A Preferred Stock.

Stockholders’ Agreement

          Purchasers of the Series A Preferred Stock will enter into a Joinder to the Stockholders’ Agreement as of the closing of the Offering. The Stockholders’ Agreement will be amended as of the initial closing of the Offering to provide that all holders of Series A Preferred Stock shall have the same rights and be subject to the same provisions and restrictions as holders of the Common Stock as set forth in the Stockholders’ Agreement. The following is a summary of certain terms and provisions of the Stockholders’ Agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to the Stockholders’ Agreement and the Joinder, attached as Exhibit D hereto, both of which are incorporated by reference herein.

          The Stockholders’ Agreement contains, among other things, voting requirements, the agreement among our stockholders to restrict their ability to transfer Common Stock and Series A Preferred Stock (collectively, “Stock”), as well as rights of first refusal and come-along and co-sale rights. In addition, the amendment to the Stockholders’ Agreement will provide that, when calculating the number of shares of Stock held by a stockholder (or any other calculation based thereon), all shares of the Series A Preferred Stock will be deemed to have been converted into Common Stock at the conversion ratio then in effect.

Voting Requirements and Transfer of the Stock

          For a period of 10 years from the initial date of the Stockholders’ Agreement (July 14, 2008), stockholders are required to vote all shares of their Stock in favor of director nominees designated by ExamWorks Holdings, LLLP (“Holdings”). No stockholder may transfer any of its shares unless the transferee agrees to be bound by the terms of the Stockholders’ Agreement and such transfer is permitted by the terms of the Stockholders’ Agreement. Notwithstanding the foregoing limitation, holders of Stock have the right to transfer their shares to their spouses and children or a trust or other entity whose beneficiaries include only the stockholder and his/her spouse, children and other descendants, provided that such transferee becomes a party to the Stockholders’ Agreement.

Right of First Refusal

          Under the Stockholders’ Agreement, the parties have granted each other a right of first refusal on their respective Stock. Thus, a stockholder who wants to sell any portion of his/her Stock to a third party must offer those shares first to the Company and then the existing stockholders at the same price being offered by such third party. Stockholders may purchase the offered shares on a pro rata basis. If the Company or the existing shareholders fail to buy the Stock, the Stock may be sold to the third party.

Come-Along Rights

          In the event Holdings wishes to sell any portion of its Stock to a third party, which agrees to purchase 100% of the remaining Stock (or to cause the Company to redeem all of the remaining Stock), Holdings can require the other shareholders to also sell their Stock at the same price, and under the same terms and conditions. Notwithstanding the foregoing, however, holders of the Series A Preferred Stock will not be obligated to sell their shares of Series A Preferred Stock to such third party (or to the Company, as may be applicable) unless they receive consideration equal to at least the Series A Liquidation Amount, as defined in the Certificate of Designation. In addition, if the third party has not specified a proposed purchase price for the shares of Series A Preferred Stock, the price that the third party (or the Company, as may be applicable) will be required to pay for each acquired share of Series A Preferred Stock will be determined based on the conversion ratio of the Series A Preferred Stock as if such Shares had been converted to Common Stock in accordance with the terms of the Certificate of Designation.

Co-Sale Rights

          The Stockholders’ Agreement also gives minority stockholders the right to participate on a pro rata basis in any sale by Holdings of any portion of its Stock. Holdings must give advance notice to the stockholders before such proposed sale, setting forth, among other things, the proposed purchase price of such Stock. In the event Holdings is not proposing to sell any shares of the Series A Preferred Stock, then the purchase price for each Share a stockholder desires to sell will be determined based on the conversion ratio of the Series A Preferred Stock as if such Shares had been converted to Common Stock in accordance with the terms of the Certificate of Designation.

Amending the Stockholders’ Agreement

          The Stockholders’ Agreement may be amended with the consent of the Company and the stockholders owning a majority of the issued and outstanding Stock, voting as a single class. Notwithstanding the foregoing, however, the Stockholders’ Agreement may not be amended or terminated in a manner that would be materially adverse to any stockholder without the consent of the affected stockholder.

Termination of the Stockholders’ Agreement

          The Stockholders’ Agreement will terminate upon the occurrence of any of the following:

•	the voluntary written agreement of all of the parties to the Stockholders’ Agreement;
•	in the event the Company is dissolved or enters bankruptcy proceedings;
•	an Initial Public Offering (as defined in the Stockholders’ Agreement);
•	there being only one equitable owner of all the issued and outstanding shares of shares of Stock; or
•	a merger, consolidation or share exchange if the Company is not the surviving or successor corporation.

INVESTOR SUITABILITY STANDARDS

          A purchase of the Shares involves a high degree of risk and is suitable only for persons of substantial financial means who have no need for liquidity and can afford to lose his, her or its entire investment. The Shares have not been registered for sale under the Securities Act or applicable state securities laws in reliance upon certain exemptions from the registration requirements thereof and thus will not be available for public resale unless the Company makes a public offering of its securities, as to which no assurance can be given. The Shares will be offered and sold only to qualified purchasers who are “accredited investors” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

          These standards require that before any sale of Shares can be made by the Company, the Company must have evidence that each investor has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of the prospective investment. The Company will make reasonable inquiry to determine that each investor is acquiring the securities for his, her or its own account and not with a view to resale and will take appropriate steps to preclude a disposition of the securities to ensure that the investor is not an “underwriter” within the meaning of Section 2(11) of the Securities Act. Each investor will be required to execute a Subscription Agreement and other documents to evidence his, her or its investment intent.

          The suitability standards referred to above represent minimum suitability requirements for prospective investors, and the satisfaction of such standards by a prospective investor does not necessarily mean the Shares are a suitable investment for such investor.

          Accredited investors include the following:

          1. Any natural person whose individual net worth or joint net worth with that person’s spouse at the time of purchase exceeds $1,000,000;

          2. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years and who reasonably expects an income reaching the same level in the current year;

          3. Any natural person who had a joint income with that person’s spouse in excess of $300,000 in each of the two most recent years and who reasonably expects an income reaching the same level in the current year;

          4. A director or executive officer of the Company;

          5. Certain institutional investors, including, among others, banks, insurance companies and employee benefit plans that meet certain specifications;

          6. Private business development companies, as defined in the Investment Company Act of 1940, as amended;

          7. Organizations described in Section 501(c)(3) of the Internal Revenue Code not formed for the specific purpose of acquiring the Shares, with total assets exceeding $5,000,000; and

          8. Any entity in which all the equity owners are accredited investors.

          In the event an investor does not meet the qualifications of an accredited investor, he, she or it may not purchase the Shares.

          The Company shall have the right to refuse a subscription for Shares for any or no reason. The Company shall have the right to reject a subscription if, in its sole discretion, it believes the prospective investor does not meet the suitability requirements or the Shares are otherwise an unsuitable investment for the prospective investor. Acceptance of a subscription for Shares does not constitute a determination by the Company that the investment is suitable for the prospective investor.

          If the Company is incorrect in its assumption as to the circumstances of a particular prospective investor, then delivery of this Memorandum to such prospective investor shall not be deemed to be an offer, and this Memorandum shall be returned to the Company immediately.

EXHIBIT B
to Consent Agreement to Loan and Security Agreement

Certificate of Designation

(see attached)

EXAMWORKS, INC.

AMENDED
CERTIFICATE OF DESIGNATION
establishing the
Voting Powers, Designations, Preferences, Limitations,
Restrictions and Relative Rights
of
Series A Convertible Preferred Stock
of
ExamWorks, Inc.

Pursuant to Section 151 of the
Delaware General Corporation Law

          ExamWorks, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

          That pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the Board of Directors duly adopted the following resolution on March 8, 2010 creating a series of 1,054,837 shares of Preferred Stock, designated as “Series A Convertible Preferred Stock”:

          RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, par value $0.0001 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof, and the voting and other powers, preferences and other rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

SERIES A CONVERTIBLE PREFERRED STOCK

          A.     Designation and Amount. The designation of this series of convertible preferred stock shall be 1,054,837 shares of “Series A Convertible Preferred Stock,” with a par value of $0.0001 per share (hereinafter called the “Series A Stock”).

          B.     Rights, Preferences, Privileges and Restrictions of Series A Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Stock are as follows:

                  1.     Dividend Provisions.

                          1.1     Commencing on the earlier of (i) the date on which at least 967,741 shares of the Series A Stock are issued by the Corporation or (ii) May 24, 2010 (such date, the “Termination Date”), the holders of shares of Series A Stock shall be entitled to receive, prior and in preference to the declaration or payment of any dividend or distribution to the holders of the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”) or any other shares or securities of the Corporation ranking junior to the Series A Stock with respect to the payment of dividends or the distribution of assets on liquidation (“Junior Securities”) dividends which shall accrue at a rate per annum (computed on the basis of a 365-day year for the actual number of days elapsed) of twelve percent (12%) of the Original Price (as defined below), compounded annually (whether or not earned or declared); provided, however, that dividends shall stop accruing as of the Redemption Date (as defined below) with respect to any and all shares for which the Corporation has deposited the Redemption Price (as defined below) on or before the Redemption Date pursuant to Section B.3.4. hereof. Dividends under this Section B.1.1. shall only be payable (i) in the event of a Liquidation Event or Deemed Liquidation Event (each as defined below) or (ii) in the event the Series A Stock is redeemed pursuant to Section B.3. below. The “Original Issue Price” shall mean $34.10 per share of Series A Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Stock.

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                        1.2      In addition to and not in limitation of the dividends provided for in Section B.1.1., the holders of Series A Stock shall first receive, or simultaneously receive, dividends and other distributions equivalent to those declared or paid on Common Stock or any other Junior Securities, determined as if the Series A Stock had been converted into Common Stock at the then effective Conversion Price (as defined below) (or, in the case of dividends or distributions on securities other than Common Stock, determined on a comparable basis), and payable when, as and if declared by the Board of Directors on such Common Stock or other Junior Securities

                        1.3     Notwithstanding anything herein to the contrary, in no event shall holders of Series A Stock receive any dividends or distributions in a lesser amount than the amount received by holders of any Junior Securities or less than they would have received if they had converted such Series A Stock into Common Stock immediately prior to such dividend or distribution (other than dividends or distributions payable solely in shares of Common Stock as part of a stock split).

                        1.4     The repurchase, redemption or other acquisition or retirement for value of any shares of capital stock of the Corporation deemed to occur upon the exercise or exchange of stock options, warrants or other similar rights to the extent such shares of capital stock represent a portion of the exercise or exchange price of those stock options, warrants or similar rights, and the repurchase, redemption or other acquisition or retirement of shares of capital stock made in lieu of withholding taxes resulting from the exercise or exchange of stock options, warrants or other similar rights, shall not constitute a dividend for purposes of this Section B.1.

          2.     Liquidation Preference.

                        2.1     Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each, a “Liquidation Event”), the holders of shares of Series A Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock or any other Junior Securities by reason of their ownership thereof, an amount per share equal to the greater of (i) one (1) times the Original Issue Price, plus any accrued and unpaid dividends and any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Stock been converted into Common Stock pursuant to Section B.4. immediately prior to such Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”). If upon any such Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Stock the full amount to which they shall be entitled under this Section B.2.1., the holders of shares of Series A Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

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                     2.2     Payments to Holders of Common Stock. In the event of any Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series A Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock and Junior Securities, pro rata based on the number of shares held by each such holder, as applicable, in accordance with their respective terms.

                     2.3     Deemed Liquidation Events.

                               (a)     Definition. Each of the following events shall be considered a “Deemed Liquidation Event”:

                                         (i)     a merger or consolidation in which the Corporation is a constituent party; except any such merger or consolidation in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another company immediately following such merger or consolidation, the parent company of such surviving or resulting corporation (provided, that, for the purpose of this Section B.2.3.(a)(i), all shares of Common Stock issuable upon exercise of options, warrants or similar rights outstanding immediately prior to such merger or consolidation or upon conversion of the Series A Stock outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

                                         (ii)     the sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Corporation of all or substantially all the assets of the Corporation, except where such sale, lease, transfer or other disposition is to a majority-owned subsidiary of the Corporation.

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                     2.4     Effecting a Deemed Liquidation Event.

                               (a)     The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section B.2.3.(a)(i) unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Sections B.2.1. and B.2.2.

                               (b)     In the event of a Deemed Liquidation Event referred to in Section B.2.3.(a)(ii), if the Corporation does not effect a dissolution of the Corporation under the Delaware General Corporation Law within 90 days after such Deemed Liquidation Event, then (y) the Corporation shall send a written notice to each holder of Series A Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (z) to require the redemption of such shares of Series A Stock, and (z) the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold, leased, transferred or otherwise disposed of, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series A Stock at a price per share equal to the Series A Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series A Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The provisions of Section B.3. shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series A Stock pursuant to this Section B.2.4.(b). Prior to the distribution or redemption provided for in this Section B.2.4.(b), the Corporation shall not expend, transfer or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

                     2.5     Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any Liquidation Event or Deemed Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

          3.     Redemption Rights.

                     3.1     The Corporation shall have the right at any time, and from time to time, during the Redemption Period (as defined below) to redeem all, and not less than all, of the outstanding shares of Series A Stock (the “Redemption Shares”) at a per share price (the “Redemption Price”) in cash equal to the Conversion Price as of the Redemption Date (as defined below) multiplied by 1.75.

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                     3.2     The redemption right set forth in Section B.3.1. above shall be exercised by the Corporation by providing written notice of such redemption (the “Redemption Notice”) to each holder of record (as of the close of business on the business day preceding the date of the Redemption Notice) of shares of Series A Stock at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, at least 30 days, but no more than 60 days prior to the date on which such redemption shall take place (“Redemption Date”). The Redemption Notice shall specify the number of shares that will be redeemed, the Redemption Price, the place at which payment may be obtained for redeemed shares and such other information as the Corporation may deem advisable to provide regarding the redemption of the Redemption Shares.

                     3.3     Three days prior to the Redemption Date, the Corporation shall deposit the Redemption Price for all Redemption Shares not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $500,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed or converted. Simultaneously, the Corporation shall deposit irrevocable instructions and authority with such bank or trust company to pay, on and after the Redemption Date, the Redemption Price of the Redemption Shares to the holders thereof upon surrender of their certificates. The balance of any monies deposited by the Corporation pursuant to this paragraph remaining unclaimed at the expiration of six months following the Redemption Date shall thereafter be returned to the Corporation, provided that the stockholder to whom such monies would be payable hereunder shall be entitled to receive such monies upon proof of ownership of the Series A Stock.

                     3.4     The “Redemption Period” shall mean any time on or after the third anniversary of the Termination Date and prior to the consummation of a Liquidation Event, Deemed Liquidation Event or Qualified Public Offering (as defined below).

          4.     Optional Conversion.

                 The holders of Series A Stock shall have conversion rights as follows (the “Conversion Rights”):

                     4.1     Right to Convert.

                               (a)     Conversion Ratio. Each share of Series A Stock shall be convertible, at the option of the holder thereof at any time after the date of issuance of such share, in each case at the office of the Corporation or any transfer agent for the Series A Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price at the time in effect for such shares. The initial “Conversion Price” per share for shares of Series A Stock shall be the Original Issue Price; provided, however, such Conversion Price and the rate at which shares of Series A Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

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                               (b)     Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series A Stock pursuant to Section B.3., the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the Redemption Date, unless the Redemption Price is not fully paid on such Redemption Date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a Liquidation Event or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Stock.

                     4.2     Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation.

                     4.3     Mechanics of Conversion.

                               (a)          Notice of Conversion. In order for a holder of Series A Stock to voluntarily convert shares of Series A Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series A Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Section B.4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay any declared but unpaid dividends that such holder is entitled to pursuant to Section B.1.2.

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                         (b)     Reservation of Shares. The Corporation shall at all times when the Series A Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                         (c)     Effect of Conversion. All shares of Series A Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section B.4.2. and to receive payment of any dividends declared but unpaid that such holder is entitled to pursuant to Section B.1.2. Any shares of Series A Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Stock accordingly.

                         (d)     No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any accrued and unpaid or declared but unpaid dividends on the Series A Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                         (e)     Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Stock pursuant to this Section B.4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                         (f)     Qualified Public Offering. Notwithstanding anything herein to the contrary, if a conversion notice is delivered to the Corporation following the filing of a registration statement with the Securities and Exchange Commission in connection with a Qualified Public Offering, the conversion may, at the option of the Company, be conditioned upon the closing of such Qualified Public Offering, in which event the person(s) entitled to receive the shares issuable upon such conversion shall not be deemed to have converted such shares until following the closing of such Qualified Public Offering pursuant to Section B.5.

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                    4.4     Adjustments to Conversion Price of Series A Stock for Certain Diluting Issues.

                              (a)     Special Definitions. For purposes of this Section B.4.4. the following definitions shall apply:

                                      (i)     ”Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined below).

                                      (ii)     ”Convertible Securities” shall mean any evidence of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                                      (iii)     ”Additional Shares of Common Stock” shall mean all Common Stock issued (or, pursuant to subsection B.4.4.(c), deemed to be issued) by the Corporation after the Termination Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(A) Series A Stock and shares of Common Stock, Options or Convertible Securities issued upon conversion of or as a dividend or distribution on the Series A Stock;

                                       (B)     shares of Common Stock, Options or Convertible Securities issued to officers, directors or employees of, or consultants, advisors or agents to, the Corporation or any of its subsidiaries pursuant to stock agreements, purchase plans, employee incentive programs, stock options or warrants approved by the Board of Directors of the Corporation; provided, however, that the price or exercise or conversion price for such securities, as applicable, shall not be less than fair market value at the time of issuance, as determined in good faith by the Board of Directors of the Corporation and such issuances shall not exceed the greater of (i) the number of shares of Common Stock reserved for issuance under the Corporation’s 2008 Stock Option Plan and (ii) collectively with the issuances under Section B.4.4.(a)(iii)(F), (G) and (H) in the aggregate, twenty percent (20%) of the then outstanding shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance);

                                       (C)     shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

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                                       (D)     shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution of shares of Common Stock that is covered by Sections B.4.5., B.4.6., B.4.7. or B.4.8. below;

                                       (E)     shares of Common Stock, Options or Convertible Securities issued as all or part of the consideration for the acquisition (whether by merger or otherwise) by the Corporation of stock or assets of any other entity in a transaction approved by the Board of Directors;

                                       (F)     shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation; provided, however, that such issuance, collectively with the issuances under Section B.4.4.(a)(iii)(G) and (H) in the aggregate, does not exceed twenty percent (20%) of the then outstanding shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance);

                                       (G)     shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation; provided, however, (x) that the price or exercise or conversion price for such securities, as applicable, shall not be less than fair market value at the time of issuance, as determined in good faith by the Board of Directors of the Corporation and (y) such issuances, collectively with the issuances under Section B.4.4.(a)(iii)(B), (F) and (H) in the aggregate, does not exceed twenty percent (20%) of the then outstanding shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance);

                                       (H)     shares of Common Stock, Options or Convertible Securities issued pursuant to any transaction determined by the Board of Directors to be strategic; provided, however, that (x) such issuance is approved by the Board of Directors, (y) such issuance is not for the principal purpose of raising equity capital and (z) such issuance, collectively with the issuances under Section B.4.4.(a)(iii)(B), (F) and (G) in the aggregate, does not exceed twenty percent (20%) of the then outstanding shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance); and

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(I) shares of Common Stock, Options or Convertible Securities issued pursuant to warrants issued to Broadband Capital Management LLC in connection with the private placement of the Series A Stock.

                         (b)     No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 66% of the then outstanding shares of Series A Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

                         (c)     Deemed Issue of Additional Shares of Common Stock.

                                  (i)            If the Corporation at any time or from time to time after the Termination Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock (unless the Common Stock issuable pursuant to such Options or Convertible Securities are themselves Exempted Securities) issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

                                  (ii)           If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section B.4.4.(d), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this subclause (ii) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (y) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (z) the Conversion Price resulting from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) that occurred between the original adjustment date and such readjustment date.

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                                 (iii)     If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section B.4.4.(d) (either because the consideration per share (determined pursuant to Section B.4.4.(e)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Termination Date), are revised after the Termination Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section B.4.4.(c)(i)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

                                 (iv)     Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section B.4.4.(d), the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

                                 (v)     If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section B.4.4.(c) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (ii) and (iii) of this Section B.4.4.(c)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section B.4.4.(c) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

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                          (d)     Adjustment of Series A Stock Conversion Prices Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Termination Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section B.4.4.(c)), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issue, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i) ”CP2" shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

(ii) ”CP1" shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

                          (iii)     ”A” shall mean the number of shares of Common Stock issued and outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

                          (iv)     ”B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(v) ”C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

                           (e)    Determination of Consideration. For purposes of this Section B.4.4., the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(i) Cash and Property. Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

                                   (B)     insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

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                                 (C)     in the event shares of Additional Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received for the shares of Additional Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors of the Corporation.

                                (ii)       Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subsection B.4.4.(c), relating to Options and Convertible Securities, shall be determined by dividing:

                                 (A)     the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                 (B)     the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

                    4.5      Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Termination Date effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Termination Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

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                    4.6     Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Termination Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

                              (i)     the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                              (ii)     the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

          Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Stock had been converted into Common Stock on the date of such event.

                    4.7     Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Termination Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section B.1. do not apply to such dividend or distribution, then and in each such event the holders of Series A Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Stock had been converted into Common Stock on the date of such event.

                    4.8     Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections B.2.3., B.4.4., B.4.5., B.4.6. or B.4.7.), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section B.4. with respect to the rights and interests thereafter of the holders of the Series A Stock, to the end that the provisions set forth in this Section B.4. (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Stock.

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                    4.9      Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section B.4., the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 20 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Stock (but in any event not later than 20 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Stock.

                    4.10     Notice of Record Date. In the event:

                                (a)     the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

                                (b)     of any capital reorganization of the Corporation or any reclassification of the Common Stock of the Corporation; or

                                (c)     of any Liquidation Event or any Deemed Liquidation Event,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Stock and the Common Stock. Such notice shall be sent at least 20 days prior to the record date or effective date for the event specified in such notice.

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          5.     Mandatory Conversion.

                              5.1     Trigger Event. Upon the closing of the sale of shares of Common Stock to the public at a price of at least $68.20 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, on a national securities exchange, resulting in at least $40 million of proceeds, net of the underwriting discount and commissions, to the Corporation (a “Qualified Public Offering”), all outstanding shares of Series A Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate.

                              5.2     Procedural Requirements. All holders of record of shares of Series A Stock shall be sent written notice 20 days prior to the occurrence of a Qualified Public Offering and the place designated for mandatory conversion of all such shares of Series A Stock pursuant to this Section B.5. Upon receipt of such notice, each holder of shares of Series A Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Stock converted pursuant to Section B.5.1., including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate automatically upon the occurrence of the Qualified Public Offering (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time or the failure by the Corporation to provide the notice specified by this Section B.5.2.), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section B.5.2. The date of the occurrence of a Qualified Public Offering shall also be a Conversion Time. As soon as practicable after a Qualified Public Offering and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section B.4.2. in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends that such holder is entitled to pursuant to Section B.1.2. Such converted Series A Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Stock accordingly.

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          6.     Voting Rights.

                              On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law, pursuant to Section B.7.1., or by the other provisions of the Certificate of Incorporation, holders of Series A Stock shall vote together with the holders of Common Stock as a single class.

          7.     Protective Provisions.

                              7.1     At any time when at least 15% of the shares of Series A Stock issued on the Termination Date are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 66% of the outstanding shares of Series A Stock (the “Required Series A Owners”), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

                                        (a)     amend, alter or repeal any provision of the Certificate of Incorporation or the Corporation’s By-Laws in a manner adverse to the rights of the holders of the Series A Stock;

                                        (b)     create, authorize the creation of, or issue any additional class or series of capital stock unless the same ranks junior to the Series A Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption; or

                                        (c)     purchase or redeem (other than pursuant to equity incentive agreements with employees giving the Corporation the right to repurchase shares upon the termination of services) or pay any dividend (other than a dividend payable only in Common Stock or in any other stock ranking junior to the Series A Stock as to dividends) with respect to any shares of capital stock or any other securities that are junior to the Series A Stock or are convertible into or exercisable for such stock; provided, however, that the Corporation may redeem shares of Series A Stock as expressly authorized herein.

          8.     Waiver. Any of the rights, powers, preferences and other terms of the Series A Stock set forth herein may be waived on behalf of all holders of Series A Stock by the affirmative written consent or vote of the holders of at least 66% of the shares of Series A Stock then outstanding.

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          9.     Reacquired Shares. Any shares of Series A Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series A Stock shall upon their cancellation become authorized but unissued shares of the Corporation’s preferred stock, par value $0.0001 per share, and, upon the filing of an appropriate Certificate of Designation with the Secretary of State of the State of Delaware, may be reissued as part of another class or series of the Corporation’s preferred stock, par value $0.0001 per share.

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          IN WITNESS WHEREOF, the Corporation has caused this Amended Certificate of Designation to be executed by its duly authorized officer this 8th day of March, 2010.

EXAMWORKS, INC.

By:	/s/ J. Miguel Fernandez de Castro

Name:	J. Miguel Fernandez de Castro
Title:	Senior Vice President and Chief
Financial Officer

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EXHIBIT C
to Consent Agreement to Loan and Security Agreement

Shareholders Agreement Amendment

(see attached)

SECOND AMENDMENT TO STOCKHOLDERS’ AGREEMENT

          THIS SECOND AMENDMENT TO THE STOCKHOLDERS’ AGREEMENT (this “Amendment”) is made and entered into as of March 12, 2010 and effective as of the Effective Date (as defined below) by and among ExamWorks, Inc., a Delaware corporation (the “Company”), ExamWorks Holdings, LLLP, a Georgia limited liability limited partnership (“Holdings”), Richard E. Perlman and James K. Price. Capitalized terms used but not defined herein shall have the meanings given to them in the Stockholders’ Agreement dated as of July 14, 2008, as amended on December 4, 2009 (the “Stockholders’ Agreement”), by and among Holdings, the Company, and the stockholders party thereto (together with Holdings, the “Stockholders”).

RECITALS

          WHEREAS, in accordance with the provisions of the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors of the Company, (the “Board of Directors”) has adopted resolutions creating a series of preferred stock, par value $0.0001 per share, designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”);

          WHEREAS, pursuant to that certain Confidential Private Placement Memorandum, dated February 22, 2010 as supplemented by the First Supplement, dated March 10, 2010, the Company is conducting a private placement of the Series A Preferred Stock (the “Offering”);

          WHEREAS, in connection with, and effective upon the initial closing of the Offering (the “Effective Date”), the Company desires to amend the Stockholders’ Agreement and to provide that the Series A Preferred Stock issued pursuant to the Offering shall be deemed “Stock” under the Stockholders’ Agreement; and

          WHEREAS, upon the Effective Date, each holder of the Series A Preferred Stock shall become a party to this Amendment.

          NOW, THEREFORE, pursuant to Section 11(a) of the Stockholders’ Agreement, the Stockholders’ Agreement is hereby amended as follows:

1.       Amendment to Recitals. Recital A of the Stockholders’ Agreement is hereby amended and restated in its entirety to provide as follows:

          ”A.          The Stockholders currently own the number of shares of the Company’s presently issued and outstanding shares of common stock (the “Common Stock”) and/or Series A Preferred Stock (the “Series A Preferred Stock,” and collectively with the Common Stock, the “Stock”) as set forth on Schedule I. (For all purposes of this Agreement, when calculating the number of shares of Stock held by a Stockholder, or any other calculation based thereon, all shares of Series A Preferred Stock shall be deemed to have been converted into Common Stock at the conversion ratio then in effect, in accordance with the terms of the Certificate of Designation with respect to the Series A Preferred Stock (the “Certificate of Designation”)); and”

2.          Amendment and Restatement of Section 4(a). The first paragraph of Section 4(a) of the Stockholders’ Agreement is hereby amended and restated in its entirety to provide as follows (and Section 4(a) shall otherwise remain unchanged and in full force and effect):

                    ARTICLE II "(a)          Come-Along Rights. In the event that Holdings receives an offer to purchase shares of Stock held by Holdings, and the offeror, as a condition to such purchase, requires or commits to purchase, or to cause the Company to redeem, all (but not less than all) of the other shares of Stock on the same per share price and terms as the offer for the shares of Stock held by Holdings, each other Stockholder (and any Permitted Transferee of the shares of Stock) shall be obligated, at the election of Holdings, to sell to the offeror or to the Company, as the case may be, that number of shares of Stock equal to the sum of (x) the number of shares actually held by such other Stockholder multiplied by (y) a fraction, the numerator of which is the number of shares of Stock proposed to be transferred by Holdings, and the denominator of which is the total number of shares of Stock held by Holdings, at the same per share price and on the same terms and conditions offered to Holdings for the shares of Stock held by Holdings. Notwithstanding the foregoing, holders of the Series A Preferred Stock shall not be obligated to sell to the offeror or to the Company, as the case may be, any shares of Series A Preferred Stock, unless the consideration received shall be at least equal to the Series A Liquidation Amount, as defined in the Certificate of Designation. For the avoidance of doubt, if the offeror has not specified a proposed purchase price for shares of Series A Preferred Stock, the proposed purchase price for each share of Series A Preferred Stock shall be determined based on the conversion ratio of the Series A Preferred Stock then in effect as if such shares of Series A Preferred Stock had been converted to Common Stock in accordance with the terms of the Certificate of Designation. Within ten (10) days after the date of the written notice of Holdings’ election made pursuant to this Section 4(a), the other Stockholders (and any Permitted Transferee of the shares of Stock) shall deliver the certificate(s) representing shares of Stock to Holdings endorsed in blank. Notwithstanding the foregoing, the other Stockholders and any Permitted Transferee of the shares of Stock (collectively, the “Seller”) will not be required to comply with this Section 4(a) in connection with any specific transaction (the “Proposed Sale”) unless:”

3.          Amendment and Restatement of Section 4(b). Section 4(b) of the Stockholders’ Agreement is hereby amended and restated in its entirety to provide as follows:

                                    ”(b) Co-Sale Rights. In the event Holdings proposes to sell any shares of the Stock held by Holdings to any person (except to the Company by way of redemption, repurchase or the like), the other Stockholders shall then have a right of co-sale (the “Right of Co-Sale”) with respect to any shares of Stock proposed to be sold. Before any proposed transfer, Holdings shall give the other Stockholders ten (10) days written notice (the “Co-Sale Notice”) which sets forth the terms of the proposed sale of the shares of Stock held by Holdings, including, without limitation, the proposed purchase price for shares of Series A Preferred Stock, which, in the event Holdings is not proposing to sell any shares of the Series A Preferred Stock, shall be determined based on the conversion ratio of the Series A Preferred Stock then in effect as if such shares of Series A Preferred Stock had been converted to Common Stock in accordance with the terms of the Certificate of Designation. Each other Stockholder shall have the right at any time within ten (10) days from the date of the Co-Sale Notice within which to deliver to Holdings and to the Company notice of its election (the “Election Notice”) to exercise the Right of Co-Sale and to sell to the proposed transferee named in the Co-Sale Notice (at the applicable price per share set forth in the Co-Sale Notice) the aggregate number of shares of Stock proposed to be sold to such purchaser multiplied by a fraction, the numerator of which is the number of shares actually held by such other Stockholder and the denominator of which equals the total number of shares of Stock held by all of the Stockholders of the Company. After the delivery of the Election Notice, the Stockholders shall have the right to sell their respective portion of the shares of Stock to the proposed transferee, and Holdings shall have the right to sell its portion of shares of Stock remaining after the exercise, if any, by the other Stockholders of their Right of Co-Sale, on the same terms and conditions otherwise described in the Co-Sale Notice. Any Stockholder who exercises his, her or its Right of Co-Sale under this Section 4(b) shall be bound by the same terms and conditions as are both agreed to by Holdings in the applicable sale agreement (including any indemnity and escrow provisions thereof) and consistent with the Co-Sale Notice; provided, however, in no event shall any such Stockholder be required to represent to the prospective transferee to more than such Stockholder’s valid title to (and absence of any encumbrances or liens upon) the Stock and such Stockholder’s authority to enter into such sale agreement and related documents, as well as the validity, binding nature and enforceability of such agreements against such Stockholder. Such sale shall be consummated not later than sixty (60) days following the Election Notice. Any proposed transfer on terms and conditions differing materially from those described in the Election Notice, shall again be subject to the Right of Co-Sale and shall require compliance by Holdings with the procedures described in this Section 4.”

4.          Effective Time. The amendments set forth herein shall be effective as of the Effective Date, as if made on and as of the Effective Date.

5.          No Other Amendments. Except as expressly modified or amended by this Amendment, all terms and conditions set forth in the Stockholders’ Agreement shall remain in full force and effect and such Stockholders’ Agreement, as amended hereby, is hereby ratified in all respects.

6.          Reaffirmation. The parties hereby confirm and ratify each of the provisions of the Stockholders’ Agreement as amended hereby.

7.          Full Force and Effect; Counterparts. The Stockholders’ Agreement shall remain in full force and effect in accordance with its terms and provisions except as amended by this Amendment. This Amendment shall be binding on the parties and their respective successors and assigns. This Amendment may be executed in one or more counterparts, all counterparts shall be valid and binding on the party executing them and all counterparts shall together constitute one and the same document for all purposes. This Amendment may be executed and delivered by facsimile signature for execution on the part of one or more parties hereto.

[Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set above.

COMPANY:

EXAMWORKS, INC.

/s/ Richard E. Perlman

Name: Richard E. Perlman
Title: Co-Chairman

STOCKHOLDERS:

EXAMWORKS HOLDINGS, LLLP

By: Compass Partners, L.L.C., its General
Partner

/s/ Richard E. Perlman

Name: Richard E. Perlman
Title: President

/s/ Richard E. Perlman

Name: Richard E. Perlman

/s/ James K. Price

Name: James K. Price

EXHIBIT D
to Consent Agreement to Loan and Security Agreement

Investor Rights Agreement

(see attached)

INVESTOR RIGHTS AGREEMENT

BY AND AMONG

EXAMWORKS, INC.

AND

THE INVESTORS PARTY HERETO

DATED AS OF MAY 7, 2010

INVESTOR RIGHTS AGREEMENT

                    THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of May 7, 2010, by and among ExamWorks, Inc., a Delaware corporation (the “Company”) and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor,” and any additional investor that becomes a party to this Agreement in accordance with Section 4.9 hereof.

RECITALS

                    WHEREAS, the Company is conducting an offering (the “Offering”) of up to 967,741 shares of its Series A Preferred Stock (as defined below) at $34.10 per share (the “Original Purchase Price);

                    WHEREAS, the Company and each Investor have entered into a subscription agreement (the “Subscription Agreement”) in connection with the issuance and purchase of Series A Preferred Stock; and

                    WHEREAS, in order to induce the Company to enter into the Subscription Agreements and to induce the Investors to invest funds in the Company pursuant to the Subscription Agreements, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock (as defined below) issuable upon conversion of the Series A Preferred Stock, to receive certain information from the Company, and shall govern certain other matters as set forth in this Agreement;

                    NOW, THEREFORE, the parties hereby agree as follows:

       1.          Definitions. For purposes of this Agreement:

                    1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

                    1.2 “Agreement” shall have the meaning given to such term in the introductory paragraph hereof.

                    1.3 “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

                    1.4 “Company” has the meaning given to such term in the introductory paragraph hereof.

                    1.5 “Completion Date” means the date that is the 24-month anniversary of the final closing date of the Offering.

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                    1.6 “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any issuer free writing prospectus or any “issuer information” filed or to be filed pursuant to Rule 433(d) under the Securities Act; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

                    1.7 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                    1.8 “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan or (ii) a registration relating to an SEC Rule 145 transaction.

                    1.9 “Filing Date” means the date that is the 18-month anniversary of the final closing date of the Offering.

                    1.10 “FINRA” means the Financial Industry Regulation Authority, Inc.

                    1.11 “Form S-1” means such form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC.

                    1.12 “GAAP” means generally accepted accounting principles in the United States.

                    1.13 “Holder” means any holder of Registrable Securities who is a party to this Agreement, including pursuant to Section 4.9 hereto.

                    1.14 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein, or anyone residing in such person’s home.

                    1.15 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

                    1.16 “IPO Registration Statement” shall have the meaning given to such term in Section 2.1(a) hereto.

                    1.17 “Liquidated Damages” shall have the meaning given to such term in Section 2.1(a) hereto.

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                    1.18 “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 146,628 shares of Series A Preferred Stock.

                    1.19 “Offering” shall have the meaning given to such term in the Recitals hereto.

                    1.20 “Original Purchase Price” shall have the meaning given to such term in the Recitals hereto.

                    1.21 “Other Selling Holders” shall have the meaning given to such term in Section 2.1(b) hereof.

                    1.22 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

                    1.23 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 4.1 and excluding for purposes of Section 2, any shares for which registration rights have terminated pursuant to Section 2.11 of this Agreement.

                    1.24 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

                    1.25 “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.10(b) hereof.

                    1.26 “SEC” means the Securities and Exchange Commission.

                    1.27 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

                    1.28 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

                    1.29 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                    1.30 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.5.

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                    1.31 “Selling Holder” shall have the meaning given to such term in Section 2.1(b) hereof.

                    1.32 “Selling Holder Counsel” shall have the meaning given to such term in Section 2.5 hereof.

                    1.33 “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.0001 per share.

                    1.34 “Subscription Agreement” shall have the meaning given to such term in the Recitals hereto.

          2.       Registration Rights.

                    2.1     Registration Rights with Respect to IPO.

                              IPO Registration Statement. Subject to Section 2.1(c), the Company shall (i) prepare and file with the SEC a Form S-1 registration statement under the Securities Act (the “IPO Registration Statement”) with respect to its IPO no later than the Filing Date and (ii) use commercially reasonable efforts to consummate the IPO as promptly as practicable, but in no event later than the Completion Date.

                                        The Company acknowledges and agrees that the Holders of Registrable Securities will suffer damages if the Company fails to fulfill its material obligations under Section 2.1(a) hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay liquidated damages for each month (or any pro-rata portion of any month) on the Series A Preferred Stock held by Investors (over and above any dividends accruing or payable with respect thereto) equal to two percent (2%) of the Original Purchase Price, payable in arrears at the end of the month (or any pro rata portion thereof) (“Liquidated Damages”) if (i) the IPO Registration Statement has not been filed on or prior to the Filing Date or (ii) the IPO has not been consummated on or prior to the Completion Date, provided, however, that Liquidated Damages shall only be payable with respect to the period from the Filing Date or the Completion Date, as applicable, that the IPO Registration Statement has not been filed or the IPO has not been consummated, as applicable, and, provided further, that Liquidated Damages will not accrue under more than one of the foregoing clauses (i) or (ii) at any one time.

                              Inclusion of Registrable Securities in IPO. The Company shall notify each Holder of Registrable Securities in writing at least 20 days prior to filing the IPO Registration Statement of its rights to include Registrable Securities in the IPO Registration Statement, if any, pursuant to this Section 2.1. If Holders of Registrable Securities have the right to include Registrable Securities in the IPO Registration Statement, a Holder desiring to include all or any portion of its Registrable Securities (a “Selling Holder”) shall notify the Company in writing no later than five (5) days after the date of receipt of the Company’s notice, such notice to include the number of Registrable Securities such Selling Holder wishes to include in the IPO Registration Statement. Subject to Section 2.3 below, if and to the extent other existing stockholders of Common Stock (“Other Selling Holders”) will be registering Common Stock in the IPO Registration Statement, the Company shall use its best efforts to include in the IPO Registration Statement, such number of shares of Registrable Securities held by Selling Holders as is proportionate to the number of shares of Common Stock held by Other Selling Holders which are to be included in the IPO Registration Statement.

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                              Deferral. Notwithstanding the foregoing, if the Company shall furnish to Selling Holders, a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for the IPO Registration Statement to be filed or for the Company to consummate the IPO, and it is therefore essential to defer the filing of IPO Registration Statement and/or the closing of the IPO, then the Company shall have the right, without incurring the obligation to pay Liquidated Damages as set forth in Section 2.1(a) above, to defer such filing or closing for a period of not more than ninety (90) days following the Filing Date or Closing Date, as applicable; provided, however, that the Company may not utilize this right more than once.

                              Subordination/Exhibit A hereto. The Company and each Investor and Holder of Registrable Securities hereby agrees that Exhibit A attached hereto is hereby incorporated into this Agreement by this reference thereto and each unconditionally and irrevocably agrees to be legally bound by the terms, conditions and provisions contained in Exhibit A. Each reference in this Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to this Agreement together with Exhibit A.

                    2.2      Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in the IPO or an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within five (5) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.5.

                    2.3      Underwriting Requirements. In connection with the IPO pursuant to Section 2.1 and any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the Selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Selling Holder or in such other proportions as shall mutually be agreed to by all such Selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. For purposes of the provision in this Section 2.3 concerning apportionment, for any Selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single Selling Holder, and any pro rata reduction with respect to such Selling Holder shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such Selling Holder, as defined in this sentence.

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                    2.4      Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any Selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

                    2.5      Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the Selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company.

                    2.6      Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                    2.7      Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

                              (a)          To the extent permitted by law, the Company will indemnify and hold harmless each Selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

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                              (b)          To the extent permitted by law, each Selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such Selling Holder expressly for use in connection with such registration; and each such Selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under this Sections 2.7(b) and 2.7(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

                              (c)          Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

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                              (d)          To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.7, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.7(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.7(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

                              (e)          Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                              (f)          Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

                    2.8     Rule 144. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may permit a Holder to sell securities of the Company to the public without registration, to the extent the Series A Preferred Stock constituted “restricted securities,” as such term is defined in Rule 144, the Company shall make and keep available adequate current public information, as those terms are understood and defined in Rule 144.

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                    2.9      Lock-up Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, which period may be extended upon the request of the managing underwriter, to the extent required by any FINRA rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the IPO Registration Statement or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.9 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than five percent (5%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Series A Preferred Stock). The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 2.9 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such IPO that are consistent with this Section 2.9 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

                    2.10    Restrictions on Transfer.

                              (a)          The Series A Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Series A Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

                              (b)          Each certificate or instrument representing (i) the Series A Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii) upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.10(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

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“THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. EXAMWORKS, INC. (THE “COMPANY”), IN ITS SOLE DISCRETION, SHALL HAVE THE RIGHT TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH ANY PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE.”

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                    The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.10.

                              (c)          The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2.10. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration, provided that each transferee agrees in writing to be subject to the terms of this Section 2.10. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.10(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

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                    2.11     Termination of Registration Rights. The right of any Holder to request inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earliest to occur of:

                              (a)          the closing of a Deemed Liquidation Event, as such term is defined the Certificate of Designation with respect to the Series A Preferred Stock;

                              (b)          when all of such Holder’s Registrable Securities could be sold without restriction under SEC Rule 144 within any 90-day period; or

                              (c)          the fifth (5th) anniversary of the closing of the IPO.

          3.          Information and Inspection Rights

                       3.1      Delivery of Financial Statements. The Company shall deliver to each Holder:

                                        (a)           as soon as practicable after the end of each fiscal year of the Company, a copy of the annual consolidated financial statements of the Company consisting of, at least, balance sheets and statements of income and cash flow for such period, prepared in accordance with GAAP, audited by independent certified public accountants of recognized standing selected by the Company;

                                        (b)           as soon as practicable after the end of each of the first three (3) quarters of each fiscal year of the Company, a copy of the quarterly unaudited consolidated financial statements of the Company consisting of, at least, balance sheets and statements of income and cash flow for such period, prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP); and

                                        (c)           with respect to the financial statements called for in Section 3.1(a) and Section 3.1(b), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Section 3.1(b) and fairly present the financial condition of the Company and its results of operation for the periods specified therein.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries, provided that the audit referred to in Section 3.1(b) shall not be required to include and cover any consolidating financial statements.

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Notwithstanding anything in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days before the Company’s good faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

                   3.2      Inspection Rights. The Company shall permit each Major Investor, at such Major Investor’s expense, for any proper purpose, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be requested with reasonably advance notice by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form and substance acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

                    3.3      Termination of Information and Inspection Rights. The covenants set forth in Section 3.1 and Section 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO; (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(b), 12(g) or 15(d) of the Exchange Act or (iii) upon a Deemed Liquidation Event; or (iv) upon the agreement of holders of more than 66 2/3% of the Series A Preferred Stock, whichever event occurs first.

                    3.4      Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.4; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

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          4.       Miscellaneous.

                    4.1      Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inur to the benefit and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Registrable Securities); provided, however, that, with respect to any permitted transfer by a Holder, (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (ii) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.10. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. The Agent, the Lenders (as defined in Exhibit A hereto) and other holders of Senior Liabilities (as defined in Exhibit A hereto, including replacement agents and lenders) are express intended third party beneficiaries of this Agreement, including Exhibit A. Any purported transfer of any shares of Registrable Securities in violation or noncompliance with this Section 4.1 shall be null and void.

                    4.2      Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

                    4.3      Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    4.4      Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

                    4.5      Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company as set forth below and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 4.5.

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If to the Company, at:

ExamWorks, Inc.
3280 Peachtree Road NE
Suite 2625
Atlanta, GA 30305
Attn: Richard E. Perlman, Co-Chairman
Facsimile No.: (646) 358-1779
Email: richardperlman@examworks.com

with a copy to:

Paul, Hastings, Janofsky & Walker LLP
600 Peachtree Street, N.E.
Suite 2400
Atlanta, GA 30308
Attention: Reinaldo Pascual
Facsimile No.: (404) 685-5227
Email: reypascual@paulhastings.com

                    4.6      Amendments and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Section 2.10(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.10(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 4.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. Notwithstanding the foregoing in this Section 4.6, no amendment or modification of either Section 2.1(a) (or any other term, provision or section herein, if any, relating to the payment of any Liquidated Damages) or Section 2.1(d) (including Exhibit A hereto) shall be permitted or legally valid without the prior written consent of the Agent.

                    4.7      Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

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                    4.8       Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

                    4.9       Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series A Preferred Stock after the date hereof, whether pursuant to the Subscription Agreement or otherwise, any purchaser of such shares of Series A Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

                    4.10     Entire Agreement. This Agreement (including any Schedules hereto) and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof, provided that, the parties hereto acknowledge and agree that (i) the Series A Preferred Stock is subject to the terms and conditions of the Certificate of Designation with respect thereto and (ii) the parties hereto are subject to the terms and conditions of that certain Stockholders Agreement by and among ExamWorks Holdings, LLLP, the other stockholders party thereto and the Company, dated as of July 14, 2008, as amended.

                    4.11     Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of New Castle County, Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of New Castle County, Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of New Castle County, Delaware or any court of the State of Delaware.

                    4.12     Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EXAMWORKS, INC.

By:	/s/ J. Miguel Fernandez de Castro

Name:	J. Miguel Fernandez de Castro
Title:	Chief Financial Officer

[Investor Rights Agreement Signature Page]

INVESTOR:

By:

Name:

Title:

Address:

Phone Number:

Fax Number:

Email:

[Investor Rights Agreement Signature Page]

SCHEDULE A

Investors
Investor Name
Address
Phone Number
Fax Number
Email

Investor Name
Address
Phone Number
Fax Number
Email

Investor Name
Address
Phone Number
Fax Number
Email

[Schedule A to Investor Rights Agreement]

Exhibit A to Investor Rights Agreement

          For good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, each signatory to the Investor Rights Agreement (intending to be legally bound) hereby unconditionally and irrevocably agrees as follows; capitalized terms used below are defined in Section 15 hereof):

          1.     Each Investor and Company agrees that the payment of any and all Junior Liabilities shall be and hereby is expressly made subordinate and junior in right of all Senior Liabilities being Satisfied, and all of the Senior Liabilities shall be Satisfied (including, without limitation, all interest accruing on any Senior Liabilities after commencement of any Proceeding whether or not such interest is allowable in any such Proceeding) before Investor shall be paid anything (of any kind or character, other than the accrual of dividends) on account of any of the Junior Liabilities; and until all of the Senior Liabilities are Satisfied, Company shall not at any time make, and Investor shall not demand, receive, retain, or accept, either directly or indirectly, payment (of any kind or character, other than the accrual of dividends) of all or any part of the Junior Liabilities without the prior written consent of Agent; provided, however, so long as no Senior Default has occurred and is continuing or would result therefrom and Borrowers are in compliance with the financial covenants set forth in the Loan Agreement both immediately before and will be in compliance therewith after any such contemplated payment, Company will be permitted to pay, and Investor may receive and accept, the applicable portion of the Junior Liabilities in cash; provided, further, if any Senior Default then exists or would be created or result, no such payment of any Junior Liabilities will be permitted.

          2.     Company shall provide Investor with prompt (and in any event, within ten (10) days of the occurrence of any Senior Default) notice, provided that Agent may, in its sole discretion and without any obligation to do so, provide notice of such Senior Default directly to Investor. If Investor receives any payment from Company in respect of any of the Junior Liabilities in contravention of this Exhibit agreement (this “Exhibit”), such payment shall not be commingled with any assets of Investor, but shall be received and held in trust for Agent and Lenders and promptly turned over and delivered by Investor to Agent.

          3.     (a)     In the event of any Proceeding, the Senior Liabilities shall first be paid in full before Investor shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities. Agent may, at its sole discretion (and for the benefit of Lenders and Agent), in the name of Investor or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove, and vote or consent in any such proceedings identified in this Section 3(a) with respect to, any and all claims of Investor relating to the Junior Liabilities.

          (b)    Until the Senior Liabilities are Satisfied and notwithstanding anything contained in any other instrument, agreement or document to the contrary, Investor shall not take any Subordinated Collection Action unless payment of the Junior Liabilities is otherwise expressly permitted by the terms of Section 1 hereof.

Last updated on May 2006

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          4.         Investor shall not without the prior written consent of Agent: (a) sue for, demand, transfer or assign, or attempt to enforce or collect, any Junior Liabilities or any rights in respect thereof; (b) request, accept or take any lien, assignment, pledge, or security interest in any asset or property of Company as security for any Junior Liabilities; or (c) commence, or join with any other creditor in commencing, any Proceeding, unless in each case payment of the Junior Liabilities is otherwise expressly permitted by the terms of Section 1 hereof. Investor agrees that Investor will not at any time (directly or indirectly) contest the validity, perfection, priority or enforceability of the security interest and liens in any property or assets of Company granted, conveyed, assigned or pledged to Agent pursuant to the Loan Agreement and the Financing Agreements, and hereby agrees not to hinder Agent or take a position adverse to Agent in the defense of any action contesting the validity, perfection, priority or enforceability of any such security interest and liens.

          5.          This Exhibit shall in all respects be a continuing agreement and shall remain in full force and effect (notwithstanding, without limitation, any Proceeding) until the earlier of (a) such time as the Senior Liabilities have been Satisfied, and (b) the consummation of the Company’s IPO (as defined in the Investor Rights Agreement).

          6.          Agent and Lenders may, from time to time, whether before or after any discontinuance of this Exhibit, at their sole discretion and without notice of any kind to Investor, extend or renew for one or more periods (whether or not longer than the original period), alter, amend, modify, refinance or exchange, or release or compromise, any obligation or liability of any nature of any obligor with respect to, in each case, any of the Senior Liabilities, the Loan Agreement or any Financing Agreement (including, without limitation, the terms and provisions relating to the principal amount outstanding thereunder, the rate of interest thereof, the payment terms thereof and the provisions thereof regarding default, or any other matter whatsoever).

          7.          Agent shall not be prejudiced in any of its rights under this Exhibit by any act or failure to act of Company, any other Borrower, or Investor, or any noncompliance of Company, any other Borrower or Investor with any agreement or obligation, regardless of any knowledge thereof which Agent may have or with which Agent may be charged.

          8.          No delay on the part of Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification, amendment or waiver of any of the terms or provisions of this Exhibit be binding upon Agent except as expressly set forth in a writing duly signed and delivered by Agent. Investor acknowledges that Investor has had the opportunity to obtain independent legal advice in connection with the terms and provisions of this Exhibit.

          9.          Investor acknowledges and agrees that the provisions of this Exhibit shall be binding on Investor in favor of any holder of the Senior Liabilities, including without limitation any replacement agent or lender. The provisions of this Exhibit shall be reinstated if at any time any payment of any of the Senior Liabilities is rescinded or must otherwise be returned by the holders of the Senior Liabilities for any reason whatsoever (including, without limitation, any Proceeding) all as though such payment had not been made.

[Schedule A to Investor Rights Agreement]

          10.          Investor shall promptly execute and deliver such further documents or certificates and take such further reasonable action as Agent may from time to time reasonably request to more fully carry out the intent and purpose of this Exhibit.

          11.          Notices to be provided to Agent pursuant to this Exhibit shall be as follows: 222 South Riverside Plaza, 30th Floor, Chicago, Illinois 60606; Attention: Phil Renwick, Vice President; Telephone No. (312) 704-7349; Facsimile No. (312) 704-4127; with a copy to: Duane Morris LLP, 190 South LaSalle Street, Suite 3700, Chicago, Illinois 60603; Attention: Brian P. Kerwin, Esq.; Telephone No. (312) 499-6737; Facsimile No. (312) 499-6701.

          12.          Investor hereby assumes responsibility for keeping informed of the financial condition of Company and of all other circumstances bearing upon the risk of nonpayment of the Senior Liabilities and Junior Liabilities, and agrees that Agent has no duty to advise Investor of information known to Agent regarding such condition or any such circumstances.

          13.          Investor and Company (a) submit for themselves, respectfully, in any legal action or proceeding relating to this Exhibit, to the non-exclusive general jurisdiction of the courts of the State of Illinois, the courts of the United States of America for the Northern District of Illinois and Appellate Courts from any thereof; and (b) waive to the fullest extent permitted by law in connection with any such action or proceeding any objection that they may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same.

          14.          INVESTOR, COMPANY AND AGENT WAIVE (TO THE FULLEST EXTENT PERMITTED BY LAW) ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ANY COUNTERCLAIM) ARISING OUT OF THIS EXHIBIT.

          15.          As used herein, the following capitalized terms have the following meanings:

          ”Agent" means Fifth Third Bank, an Ohio banking corporation, together with its successors and assigns, in its capacity as administrative agent for Lenders.

          ”Borrowers" means, collectively, Company, Southwest Medical Examination Services, Inc., The Ricwel Corporation, CFO Medical Services, LLC, Diagnostic Imaging Institute, Inc., Ricwel of West Virginia, LLC, Pacific Billing Services, Inc., Set-Aside Solutions, LLC, Marquis Medical Administrators, Inc., IME Software Solutions, LLC, Florida Medical Specialties, Inc., ExamWorks Medical of New York, LLC, and the subsidiaries of Company that may from time to time hereafter become parties to the Loan Agreement.

[Schedule A to Investor Rights Agreement]

          ”Company" means ExamWorks, Inc., a Delaware corporation.

          ”Investor" means each of the investors listed on Schedule A to the Investors Rights Agreement, as such Schedule is supplemented or modified form time to time, including, without limitation, each holder of Registrable Securities (as defined in the Investors Rights Agreement) and the transferees thereof.

          ”Junior Liabilities” means any and all liability or obligation of Company to make any penalty or liquidated damages payment (or payment of any other kind) to Investor under and pursuant to Section 2.1 of the Investor Rights Agreement.

          ”Lenders" means, collectively, (a) Fifth Third Bank, an Ohio banking corporation in its individual capacity, (b) Bank of America, N.A., and (c) any and all other financial institutions, banks and lenders that may at any time from time to time be a party to the Loan Agreement.

          ”Loan Agreement” means the Loan and Security Agreement dated as of December 18, 2009, as amended pursuant to certain consents and amendments among Agent, Lenders, Company and other Borrowers, as the same may be further amended, supplemented or modified from time to time.

          ”Person" means any person or entity of any kind.

          ”Proceeding" means any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, readjustment, assignment for the benefit of creditors, marshaling of assets or liabilities, or other proceeding for the liquidation, dissolution or other winding up, of Company or its assets or property (including, without limitation, any such proceeding under the U.S. Bankruptcy Code), or otherwise, whether voluntary or involuntary.

          ”Satisfied" means, with respect to the Senior Liabilities, that all of the Senior Liabilities shall have been indefeasibly paid in full in cash, and all financing arrangements and accommodations by and among the Borrowers, Agent and Lenders shall have been terminated and Lenders have no obligation to make any loans, financial accommodations or advance any funds that would constitute Senior Liabilities to any Borrower, and the cancellation of all related letters of credit, bankers’ acceptances, bank products, swaps and other hedging products or similar instruments issued under, or otherwise secured by or collateralized through, the Loan Agreement or any of the Financing Agreements.

          ”Senior Default” means the occurrence or existence of any “Default” or “Event of Default” (each as defined in the Loan Agreement).

[Schedule A to Investor Rights Agreement]

          ”Senior Liabilities” means, collectively, any and all liabilities, obligations and indebtedness of each Borrower (whether for principal, interest, fees, charges, indemnities, fees, costs, expenses, prepayment fees, default interest, reasonable attorneys’ fees and any other sums or amounts) howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or arising, or due or to become due, to Agent and Lenders (or any replacement agent or lender in connection any refinancing of any or all of the Senior Liabilities), including, without limitation, under and pursuant to the Loan Agreement or the Financing Agreements (as defined in the Loan Agreement); it being expressly understood and agreed that the term “Senior Liabilities”, as used herein, shall include, without limitation, any and all interest accruing on any of the Senior Liabilities after the commencement of any Proceeding, notwithstanding any provision or rule of law or statute which might restrict the rights of Agent and Lenders, as against Company or any other Borrower or any other Person, to collect such interest, and any costs of collection or enforcement (including reasonable attorneys’ fees).

          ”Subordinated Collection Action” means (x) any demand of or for or acceleration of any or all of the Junior Liabilities, (y) the filing or initiating, or joining with any Person in filing or initiating, a Proceeding against, Company, or (z) any judicial proceeding or other action of any kind initiated or taken by Investor, or by Investor in concert with any other Person or by any other Person with the support of Investor, against Company or any other Person to collect the Junior Liabilities.

[Schedule A to Investor Rights Agreement]